                                                                   EXHIBIT 10.43

================================================================================


                           LOAN AND SECURITY AGREEMENT


                                  BY AND AMONG


                                    SPSS INC.

                                       AND

            EACH OF ITS SUBSIDIARIES THAT BECOME ADDITIONAL BORROWERS

                                  AS BORROWERS,


                                       AND

                          FOOTHILL CAPITAL CORPORATION

                                    AS LENDER



                           DATED AS OF MARCH 31, 2003


================================================================================

                                TABLE OF CONTENTS

1.       DEFINITIONS AND CONSTRUCTION.............................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Accounting Terms...............................................................................26
         1.3      Code...........................................................................................26
         1.4      Construction...................................................................................26
         1.5      Schedules and Exhibits.........................................................................26

2.       LOAN AND TERMS OF PAYMENT...............................................................................26
         2.1      Revolver Advances..............................................................................26
         2.2      Term Loan......................................................................................28
         2.3      Borrowing Procedures and Settlements...........................................................28
         2.4      Payments.......................................................................................29
         2.5      Overadvances...................................................................................31
         2.6      Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations....................31
         2.7      Cash Management................................................................................33
         2.8      Crediting Payments.............................................................................34
         2.9      Designated Account.............................................................................34
         2.10     Maintenance of Loan Account; Statements of Obligations.........................................34
         2.11     Fees...........................................................................................35
         2.12     Letters of Credit..............................................................................36
         2.13     LIBOR..........................................................................................38
         2.14     Capital Requirements...........................................................................41
         2.15     Joint and Several Liability of Borrowers.......................................................41

3.       CONDITIONS; TERM OF AGREEMENT...........................................................................44
         3.1      Conditions Precedent to the Initial Extension of Credit........................................44
         3.2      Conditions Subsequent to the Initial Extension of Credit.......................................48
         3.3      Conditions Precedent to all Extensions of Credit...............................................48
         3.4      Term...........................................................................................49
         3.5      Effect of Termination..........................................................................49
         3.6      Early Termination by Borrowers.................................................................49
         3.7      Conditions Precedent to Certain A Advances.....................................................50
         3.8      Conditions To Becoming an Additional Borrower..................................................50

4.       CREATION OF SECURITY INTEREST...........................................................................53
         4.1      Grant of Security Interest.....................................................................53
         4.2      Negotiable Collateral..........................................................................53
         4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral.........................53
         4.4      Delivery of Additional Documentation Required..................................................53
         4.5      Power of Attorney..............................................................................54
         4.6      Right to Inspect...............................................................................54

         4.7      Control Agreements.............................................................................54
         4.8      Commercial Tort Claims.........................................................................55

5.       REPRESENTATIONS AND WARRANTIES..........................................................................55
         5.1      No Encumbrances................................................................................55
         5.2      Eligible Accounts..............................................................................55
         5.3      [Intentionally Omitted]........................................................................55
         5.4      Equipment......................................................................................55
         5.5      Location of Inventory and Equipment............................................................55
         5.6      Inventory Records..............................................................................56
         5.7      Location of Chief Executive Office; FEIN.......................................................56
         5.8      Due Organization and Qualification; Subsidiaries...............................................56
         5.9      Due Authorization; No Conflict.................................................................56
         5.10     Litigation.....................................................................................58
         5.11     No Material Adverse Change.....................................................................58
         5.12     Fraudulent Transfer............................................................................58
         5.13     Employee Benefits..............................................................................59
         5.14     Environmental Condition........................................................................59
         5.15     Brokerage Fees.................................................................................59
         5.16     Intellectual Property..........................................................................59
         5.17     Leases.........................................................................................60
         5.18     DDAs...........................................................................................60
         5.19     Complete Disclosure............................................................................60
         5.20     Indebtedness...................................................................................61
         5.21     Taxes and Payments.............................................................................61
         5.22     Inactive Subsidiaries..........................................................................61

6.       AFFIRMATIVE COVENANTS...................................................................................61
         6.1      Accounting System..............................................................................62
         6.2      Collateral Reporting...........................................................................62
         6.3      Financial Statements, Reports, Certificates....................................................63
         6.4      Guarantor Reports..............................................................................65
         6.5      [Intentionally Omitted]........................................................................65
         6.6      Maintenance of Properties......................................................................65
         6.7      Taxes..........................................................................................66
         6.8      Insurance......................................................................................66
         6.9      Location of Inventory and Equipment............................................................67
         6.10     Compliance with Laws...........................................................................67
         6.11     Leases.........................................................................................67
         6.12     Brokerage Commissions..........................................................................67
         6.13     Existence......................................................................................67
         6.14     Environmental..................................................................................67
         6.15     Disclosure Updates.............................................................................68
         6.16     Intellectual Property Rights...................................................................68
         6.17     Cleanup of Certain Intellectual Property.......................................................70

         6.18     Registration of Certain Intellectual Property..................................................70
         6.19     Proceeds from Permitted Dispositions...........................................................71

7.       NEGATIVE COVENANTS......................................................................................71
         7.1      Indebtedness...................................................................................71
         7.2      Liens..........................................................................................71
         7.3      Restrictions on Fundamental Changes............................................................72
         7.4      Disposal of Assets.............................................................................72
         7.5      Change Name....................................................................................72
         7.6      Guarantee......................................................................................72
         7.7      Nature of Business.............................................................................72
         7.8      Prepayments and Amendments.....................................................................72
         7.9      [Intentionally Omitted]........................................................................73
         7.10     Consignments...................................................................................73
         7.11     Distributions..................................................................................73
         7.12     Accounting Methods.............................................................................73
         7.13     Investments....................................................................................73
         7.14     Transactions with Affiliates...................................................................73
         7.15     Suspension.....................................................................................73
         7.16     [Intentionally Omitted]........................................................................73
         7.17     Use of Proceeds................................................................................73
         7.18     Change in Location of Chief Executive Office; Inventory and Equipment with Bailees.............74
         7.19     Securities Accounts............................................................................74
         7.20     Financial Covenants............................................................................74
         7.21     Billing Practices..............................................................................75
         7.22     AOL Agreement..................................................................................75
         7.23     Inactive Subsidiaries..........................................................................75

8.       EVENTS OF DEFAULT.......................................................................................75

9.       THE LENDER'S RIGHTS AND REMEDIES........................................................................78
         9.1      Rights and Remedies............................................................................78
         9.2      Remedies Cumulative............................................................................80

10.      TAXES AND EXPENSES......................................................................................80

11.      WAIVERS; INDEMNIFICATION................................................................................81
         11.1     Demand; Protest................................................................................81
         11.2     Lender's Liability for Collateral..............................................................81
         11.3     Indemnification................................................................................81

12.      NOTICES.................................................................................................81

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..............................................................83

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS..............................................................84
         14.1     Assignments and Participations.................................................................84
         14.2     Successors.....................................................................................85

15.      AMENDMENTS; WAIVERS.....................................................................................85
         15.1     Amendments and Waivers.........................................................................85
         15.2     No Waivers; Cumulative Remedies................................................................86

16.      GENERAL PROVISIONS......................................................................................86
         16.1     Effectiveness..................................................................................86
         16.2     Section Headings...............................................................................86
         16.3     Interpretation.................................................................................86
         16.4     Severability of Provisions.....................................................................86
         16.5     Withholding Taxes..............................................................................86
         16.6     Amendments in Writing..........................................................................87
         16.7     Counterparts; Telefacsimile Execution..........................................................87
         16.8     Revival and Reinstatement of Obligations.......................................................87
         16.9     Integration....................................................................................87
         16.10    Parent as Agent for Borrowers..................................................................87
         16.11    Determinations; Judgment Currency..............................................................88

                           LOAN AND SECURITY AGREEMENT


                  THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of March 31, 2003, by and among FOOTHILL CAPITAL CORPORATION, a California corporation ("Lender"), SPSS INC., a Delaware corporation ("Parent"), and each of Parent's Subsidiaries that become Additional Borrowers in accordance with Section 3.8 of this Agreement (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers").

         The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                  "A Advances" has the meaning set forth in Section 2.1(a).

                  "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

                  "Accounts" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), including all books and other debts, and any and all supporting obligations in respect thereof.

                  "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by Wells Fargo or its Affiliates for the account of Administrative Borrower or its Subsidiaries.

                  "Additional Borrower" has the meaning set forth in Section
3.8.

                  "Additional Borrower Effective Date" has the meaning set forth in Section 3.8.

                  "Additional Documents" has the meaning set forth in Section
4.4.

                  "Additional Permitted Dispositions" means sales or other dispositions by Borrowers or Restricted Subsidiaries of their respective assets having a fair market value not to exceed $2,000,000 in the aggregate during the term of this Agreement.

                  "Administrative Borrower" has the meaning set forth in Section 16.10.

                  "Advances" has the meaning set forth in Section 2.1(b).

                  "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and Section 7.14 hereof: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

                  "Agreement" has the meaning set forth in the preamble hereto.

                  "AOL Agreement" means the agreement entered into as of October 21, 2001, between Parent and AOL, as amended, modified or supplemented and as may be further amended, modified or supplemented from time to time.

                  "AOL" means America Online, Inc., a Delaware corporation.

                  "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 4.0% times the Maximum Revolver Amount, (b) during the period of time from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 3.0% times the Maximum Revolver Amount, (c) during the period of time from and including the date that is the second anniversary of the Closing Date up to the date that is the third anniversary of the Closing Date, 2.0% times the Maximum Revolver Amount, and (d) during the period of time from and including the date that is the third anniversary of the Closing Date up to the Maturity Date, 1.0% times the Maximum Revolver Amount; provided, however, that if this Agreement is terminated prior to the Maturity Date from the proceeds of (x) a private or public placement of equity or subordinated debt by Borrowers or (y) the sale of all or substantially all of the stock or assets of Borrowers, then the Applicable Prepayment Premium shall be 50% of the amount that otherwise would have been due.

                  "Assignee" has the meaning set forth in Section 14.1(a).

                  "Authorized Person" means any officer or other employee of Administrative Borrower.

                  "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrowers are entitled to borrow as Advances under
Section 2.1 (a) and (b) (after giving
effect to all then outstanding Obligations (other than Bank Products Obligations) and all sublimits and reserves applicable hereunder).

                  "B Advances" has the meaning set forth in Section 2.1(b).

                  "Bank Product Agreements" means those certain agreements entered into from time to time by Parent or its Subsidiaries in connection with any of the Bank Products.

                  "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Parent or its Subsidiaries to Wells Fargo or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Borrowers are obligated to reimburse to Lender as a result of Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to Parent or its Subsidiaries pursuant to the Bank Product Agreements.

                  "Bank Products" means any service or facility extended to Parent or any of its Subsidiaries at the request of Parent or any such Subsidiary (or as required by Section 2.7 of this Agreement) by Wells Fargo or any Affiliate of Wells Fargo including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions,
(f) cash management, including controlled disbursement, accounts or services, or
(g) Hedge Agreements.

                  "Bank Product Reserves" means, as of any date of determination, the amount of reserves that Lender has established (based upon Wells Fargo's or its Affiliate's reasonable determination of the credit exposure in respect of then extant Bank Products) for Bank Products then provided or outstanding.

                  "Bankruptcy Code" means the United States Bankruptcy Code and the Insolvency Act 1986 of the United Kingdom, each as in effect from time to time.

                  "Base LIBOR Rate" means the rate per annum, determined by Lender in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 11:00 a.m. (California time) two (2) Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by Administrative Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

                  "Base Rate" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

                  "Base Rate Loan" means each portion of an Advance or the Term Loan that bears interest at a rate determined by reference to the Base Rate.

                  "Base Rate Revolver A Margin" means 0.25 percentage points.

                  "Base Rate Revolver B Margin" means 3.00 percentage points.

                  "Base Rate Term Loan Margin" means 2.50 percentage points; provided, however, that if, as of any fiscal year-end of Parent commencing on or after Lender's receipt of audited, unqualified financial statements of Parent for the fiscal year ended December 31, 2003, EBITDA for the immediately preceding 12-month period equals or exceeds the amounts set forth in the following table, "Base Rate Term Loan Margin" shall have the meaning as set forth in the following table. The determination of EBITDA for purposes of this definition shall be based upon the fiscal year end audited financial statements delivered to Lender pursuant to Section 6.3(b). Notwithstanding the foregoing, if Parent fails to deliver to Lender the financial statements required pursuant to Section 6.3, then upon the occurrence, and during the continuance, of such failure, the "Base Rate Term Loan Margin" shall mean 2.50 percentage points.

If EBITDA is:                                                       Base Rate Term Loan Margin means:
-------------                                                       ---------------------------------
greater than 85% of the EBITDA Target but less than 95% of the      2.25 percentage points
EBITDA Target

95% of the EBITDA Target or greater                                 2.00 percentage points

For purposes of this definition, the "EBITDA Target" shall mean an amount determined by Lender based on the Operating Budget delivered pursuant to Section 6.3(c) satisfactory to Lender; provided that if Lender does not receive such Operating Budget or Borrowers and Lender cannot agree (for any reason) on an EBITDA Target acceptable to Borrowers and Lender, then the EBITDA Target shall be $29,273,000.

                  "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Borrower or any Subsidiary or ERISA Affiliate of any Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six (6) years.

                  "Board of Directors" means the board of directors of Parent or any committee thereof duly authorized to act on behalf thereof.

                  "Books" means all of each Borrower's and the Restricted Subsidiaries' now owned or hereafter existing books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of each Borrower's or the Restricted Subsidiaries' Records relating to its or their business operations or financial condition, and all of its or their goods or General Intangibles related to such information).

                  "Borrower" and "Borrowers" have the respective meanings set forth in the preamble to this Agreement, and, subject to satisfaction of all of the conditions precedent set forth in Section 3.8, shall also include any Additional Borrower from and after the applicable Additional Borrower Effective Date.

                  "Borrower Intellectual Property Right" means any Intellectual Property Right owned, held, licensed, used or held for use by any Borrower.

                  "Borrowing" means a borrowing hereunder of an Advance.

                  "Borrowing Base" has the meaning set forth in Section 2.1(a).

                  "Borrowing Base Certificate" means a certificate in the form of Exhibit B-1.

                  "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

                  "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

                  "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of measurement, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of measurement and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 270 days from the date of measurement and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of measurement that are either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) in an amount less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

                  "Cash Management Bank" has the meaning set forth in Section 2.7(a).

                  "Cash Management Account" has the meaning set forth in Section 2.7(a).

                  "Cash Management Agreements" means those certain cash management service agreements, in form and substance satisfactory to Lender, each of which is among Administrative Borrower, Lender, and one of the Cash Management Banks.

                  "Cash Sweep Instruction" has the meaning set forth in Section 2.7(b).

                  "Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 10%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) any Borrower ceases to own and control, directly or indirectly, 100% of the outstanding capital Stock of each of its Subsidiaries that are Restricted Subsidiaries extant as of the Closing Date.

                  "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder or the date on which Lender sends Administrative Borrower a written notice that each of the conditions precedent set forth in Section 3.1 either have been satisfied or have been waived.

                  "Closing Date Business Plan" means the Operating Budget of Parent and its Subsidiaries for the fiscal year ended December 31, 2003, on a month by month basis, in form and substance (including as to scope and underlying assumptions) satisfactory to Lender.

                  "Code" means the New York Uniform Commercial Code, as in effect from time to time.

                  "Collateral" means all of each Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

                           (a) Accounts,

                           (b) Books,

                           (c) Equipment,

                           (d) General Intangibles,

                           (e) Inventory,

                           (f) Investment Property,

                           (g) Negotiable Collateral,

                           (h) Real Property Collateral,

                           (i) any "commercial tort claims" as that term is
defined in the Code, as set forth on Schedule C-1 hereto,

                           (j) money or other assets of each such Borrower that
now or hereafter come into the possession, custody, or control of Lender, and

                           (k) the proceeds and products, whether tangible or
intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, "commercial tort claims," money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                  "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Lender.

                  "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrowers.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Parent to Lender.

                  "Continuing Director" means (a) any member of the Board of Directors who was a director of Parent on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors or by a majority of the members of a nominating or other committee of the Board of Directors to which the Board of Directors has delegated such authority, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors of Parent (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

                  "Control Agreement" means a control agreement, in form and substance satisfactory to Lender, executed and delivered by the applicable Borrower, Lender, and the applicable securities intermediary with respect to a Securities Account or the applicable bank with respect to a DDA.

                  "Copyright Security Agreement" means a copyright security agreement executed and delivered by each Borrower and Lender, the form and substance of which is satisfactory to Lender.

                  "Copyrights" means all unregistered and registered copyrights owned or licensed by Borrowers in any and all schematics, technology, know-how, computer software programs or applications (in both source code and object code format), documents, items, materials and all other works that are protectable under copyright law, and all registrations, applications for registrations, renewals and extensions thereof, whether now existing or acquired in the future.

                  "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

                  "DDA" means any checking or other demand deposit account maintained by any Borrower.

                  "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "Designated Account" means that certain DDA of Administrative Borrower identified on Schedule D-1.

                  "Designated Account Bank" means Bank One, N.A., Chicago, whose office is located at 120 South LaSalle Street, Chicago, Illinois 60603-3400, and whose ABA number is 071000013, or any substitute bank as permitted pursuant to the terms and conditions of this Agreement.

                  "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior three (3) months, that is the result of dividing (a) the Dollar amount of bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts during such period, by (b) the Dollar amount of Borrowers' billings with respect to Accounts during such period.

                  "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of 5%.

                  "Disbursement Letter" means an instructional letter executed and delivered by Administrative Borrower to Lender regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Lender.

                  "Dollars" or "$" means United States dollars.

                  "Due Diligence Letter" means the due diligence letter sent by Lender's counsel to Administrative Borrower, together with Administrative Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

                  "EBITDA" means, with respect to any fiscal period, Parent's and its Subsidiaries' consolidated net earnings (or loss), minus extraordinary non-cash gains and capitalized software development costs, plus extraordinary non-cash losses, interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP.

                  "Eligible Accounts" means those Accounts created by one of Borrowers in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made by Borrowers under the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Lender in Lender's Permitted Discretion to address the results of any audit performed by Lender from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash remitted to Borrowers. Eligible Accounts shall not include the following:

                           (a) Accounts that the Account Debtor has failed to
pay within 60 days from the due date or Accounts with selling terms of more than 60 days,

                           (b) Accounts owed by an Account Debtor (or its
Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

                           (c) Accounts with respect to which the Account Debtor
is an employee, Affiliate, or Lender of any Borrower,

                           (d) Accounts arising in a transaction wherein goods
are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms (other than standard warranty terms offered by any Borrower in the ordinary course of business and consistent with such Borrower's past practices) by reason of which the payment by the Account Debtor may be conditional,

                           (e) Accounts that are not payable in Dollars,

                           (f) Accounts with respect to which the Account Debtor
is a non-governmental Person unless: (i) the Account Debtor either (A) maintains its chief executive office in the United States of America, (B) is organized under the laws of the United States of America or any state, territory or subdivision thereof, or (C) maintains a substantial presence in the United States of America or any state, territory or subdivision thereof satisfactory to Lender in its Permitted Discretion; or (ii) (A) the Account is supported by an irrevocable letter of credit satisfactory to Lender in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Lender in its Permitted Discretion,

                           (g) Except for Eligible Governmental Accounts,
Accounts with respect to which the Account Debtor is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Lender in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender, or
(z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Lender in its Permitted Discretion,

                           (h) Except for Eligible Governmental Accounts,
Accounts with respect to which the Account Debtor is either (i) the United States of America or any department, agency, or instrumentality of the United States of America (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of Lender, with the Assignment of Claims Act, 31 USC Section 3727), or (ii) any state of the United States of America (exclusive, however, of (y) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act or
(z) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which the applicable Borrower has complied to Lender's satisfaction),

                           (i) Accounts with respect to which the Account Debtor
is a creditor of any Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account, to the extent of such claim, right of setoff, or dispute,

                           (j) Accounts with respect to an Account Debtor whose
total obligations owing to Borrowers exceed 10% (such percentage as applied to a particular Account Debtor being subject to reduction by Lender in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage,

                           (k) Accounts with respect to which the Account Debtor
is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

                           (l) Accounts with respect to which the Account Debtor
is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the applicable Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement,

                           (m) Accounts, the collection of which, Lender, in its
Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

                           (n) Accounts that are not subject to a valid and
perfected first priority Lender's Lien,

                           (o) Accounts with respect to which (i) the goods
giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,

                           (p) Accounts that represent the right to receive
progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services, or

                           (q) Accounts that represent or relate in any way to
Borrowers' Recurring Maintenance Revenues.

                  "Eligible Governmental Accounts" means Accounts (a) that would be Eligible Accounts but for the application of clause (g) or (h) of the definition of Eligible Accounts and (b) with respect to which the Account Debtor is the government of the United States of America, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof.

                  "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower or any predecessor in interest.

                  "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrowers, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq; the Toxic Substances Control Act, 15 USC Section 2601 et seq; the Clean Air Act, 42 USC Section 7401 et seq.; the Safe Drinking Water Act, 42 USC Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC Section 1801 et seq.; and the Occupational Safety and Health Act, 29 USC
Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous

Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "Equipment" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

                  "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Borrower and whose employees are aggregated with the employees of a Borrower under IRC Section 414(o).

                  "Event of Default" has the meaning set forth in Section 8.

                  "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade payables of Borrowers aged in excess of their historical levels with respect thereto and all book overdrafts in excess of their historical practices with respect thereto, in each case as determined by Lender in its Permitted Discretion.

                  "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

                  "Existing Lender" means Bank One, N.A.

                  "Fee Letter" means that certain fee letter, dated as of even date herewith, among Borrowers and Lender, in form and substance satisfactory to Lender.

                  "FEIN" means Federal Employer Identification Number.

                  "Funding Date" means the date on which a Borrowing occurs.

                  "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, consistently applied.

                  "General Intangibles" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, Copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

                  "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

                  "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body, including in each case those of the United Kingdom.

                  "Guarantor Security Agreement" means a security agreement executed and delivered by the Guarantors, the form and substance of which is satisfactory to Lender.

                  "Guarantors" means, collectively, ShowCase Corporation, a Minnesota corporation, and NetGenesis Corp., a Delaware corporation.

                  "Guaranty" means that certain general continuing guaranty executed and delivered by Guarantors in favor of Lender, in form and substance satisfactory to Lender.

                  "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or that are otherwise regulated under any applicable laws or regulations relating to the protection of human health, safety or the environment, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources,
(c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                  "Hedge Agreement" means any and all transactions, agreements, or documents now existing or hereafter entered into between Parent or its Subsidiaries and Wells Fargo or its Affiliates, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Administrative Borrower's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

                  "Inactive Subsidiaries" means, collectively, Jandel Corp., a California corporation, and Vento Software, Inc., a Florida corporation.

                  "Indebtedness" means (a) all obligations for borrowed money,
(b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
(c) all obligations under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of Parent or its Restricted Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of business and repayable in accordance with customary trade practices), and (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person.

                  "Indemnified Liabilities" has the meaning set forth in Section 11.3.

                  "Indemnified Person" has the meaning set forth in Section
11.3.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief and including the appointment of a trustee, receiver, administrative receiver, administrator or similar officer.

                  "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                  "Intellectual Property Right" means any trademark, Copyright, service mark, trade name, patent (including any registrations or applications for registration of any of the foregoing), license, or trade secret, including any such legal rights included in any schematics, technology, know-how, computer software programs or applications (in both source code and object code format) or in other tangible or intangible information or material.

                  "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by Borrowers and Lender, the form and substance of which is satisfactory to Lender.

                  "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan and ending 1, 2, or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day,
(b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrowers (or Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Maturity Date.

                  "Inventory" means all Borrowers' now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by a Borrower as lessor, goods that are furnished by a Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in a Borrower's business.

                  "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practices), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Investment Property" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

                  "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

                  "Judgment Conversion Date" has the meaning set forth in
Section 16.11(a).

                  "Judgment Currency" has the meaning set forth in Section 16.11(a).

                  "L/C" has the meaning set forth in Section 2.12(a).

                  "L/C Disbursement" means a payment made by Lender pursuant to a Letter of Credit.

                  "L/C Undertaking" has the meaning set forth in Section
2.12(a).

                  "Lender" has the meaning set forth in the preamble to this Agreement.

                  "Lender Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Borrower under any of the Loan Documents that are paid or incurred by Lender, (b) fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrowers, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and Uniform Commercial Code searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisals (including periodic appraisals of Collateral or Recurring Maintenance Revenues or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Lender in the disbursement of funds to or for the account of Borrowers (by wire transfer or otherwise), (d) charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) subject to the limitations set forth in this Agreement, audit fees and expenses of Lender related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with any Borrower or any guarantor of the Obligations, (h) Lender's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

                  "Lender-Related Person" means Lender, Lender's Affiliates, and the officers, directors, employees, and agents of Lender.

                  "Lender's Account" means the account identified on Schedule
L-1.

                  "Lender's Liens" means the Liens granted by Borrowers to Lender under this Agreement or the other Loan Documents.

                  "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

                  "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

                  "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

                  "LIBOR Notice" means a written notice in the form of Exhibit L-1.

                  "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Lender (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                  "LIBOR Rate Loan" means each portion of an A Advance that bears interest at a rate determined by reference to the LIBOR Rate.

                  "LIBOR Rate Margin" means 2.50 percentage points.

                  "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, fixed or floating charge, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                  "Loan Account" has the meaning set forth in Section 2.10.

                  "Loan Documents" means this Agreement, the Bank Product Agreements, the Cash Management Agreements, the Control Agreements, the Copyright Security Agreement, the Disbursement Letter, the Due Diligence Letter, the Fee Letter, the Guarantor Security Agreement, the Guaranty, the Intercompany Subordination Agreement, the Letters of Credit, the Officers' Certificate, the Patent Security Agreement, the Securities Pledge Agreement, the Trademark Security Agreement, any note or notes executed by a Borrower in connection with this Agreement and payable to Lender, and any other agreement entered into, now or in the future, by any Borrower and Lender in connection with this Agreement.

                  "Material Adverse Change" means (a) a material adverse change in the business, prospects (as such prospects affect Borrowers' EBITDA or Borrowers' EBITDA projections set forth in any Operating Budget) , operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers taken as a whole, (b) a material impairment of a Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Lender's ability to enforce the Obligations or realize upon the Collateral, or
(c) a material impairment of the enforceability or priority of the Lender's Liens with respect to the Collateral as a result of an action or failure to act on the part of a Borrower.

                  "Maturity Date" has the meaning set forth in Section 3.4.

                  "Maximum Revolver Amount" means $25,000,000.

                  "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Borrower in favor of Lender, in form and substance satisfactory to Lender, that encumber the Real Property Collateral and the related improvements thereto.

                  "Negotiable Collateral" means all of Borrowers' now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

                  "Obligations" means (a) all loans (including the Term Loan), Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the other Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

                  "Officers' Certificate" means a written instrument containing representations and warranties of the Borrowers executed by an officer of the Administrative Borrower and in the form submitted by Lender to Administrative Borrower, together with Borrowers' completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

                  "Operating Budget" means, on a consolidated basis, Parent's and its Subsidiaries' forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  "Originating Lender" has the meaning set forth in Section 14.1(d).

                  "Overadvance" has the meaning set forth in Section 2.5.

                  "Parent" has the meaning set forth in the preamble to this Agreement.

                  "Participant" has the meaning set forth in Section 14.1(d).

                  "Patent Security Agreement" means a patent security agreement executed and delivered by Borrowers and Lender, the form and substance of which is satisfactory to Lender.

                  "Pay-Off Letter" means a letter, in form and substance satisfactory to Lender, from Existing Lender to Lender respecting the amount necessary to repay in full all of the obligations of Borrowers owing to Existing Lender and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of Borrowers.

                  "Permitted Acquisition" means either (a) an acquisition by a Borrower of all or substantially all of the assets or Stock of any Person which either (i) is consented to (in advance of the consummation of the proposed acquisition) in writing by Lender; provided that Borrowers update the schedules hereto and to each of the other Loan Documents, as applicable; and provided, further, that in no event may any schedule be updated in a manner that would reflect or evidence a Default or Event of Default, or (ii) satisfies each of the following conditions:

                        (1) any Indebtedness or Liens assumed or issued in connection with such acquisition are otherwise permitted under Section 7.1 or 7.2, as the case may be;

                        (2) at the time of such acquisition, no Default and no Event of Default exists, or would exist upon the consummation thereof, both on an actual and a pro forma basis;

                        (3) Borrowers have delivered to Lender not less than 30 days prior to the consummation of the acquisition an acquisition summary providing a reasonably detailed description of the Person whose Stock or assets are proposed to be acquired and the terms and conditions of the proposed purchase, along with such due diligence information (including, without limitation, due diligence information regarding any environmental matters) reasonably requested by, and in form and content reasonably acceptable to, Lender; provided that Lender shall review such summary and diligence information reasonably promptly after delivery thereof;

                        (4) Borrowers have delivered to Lender all legal documentation pertaining to such acquisition; provided that Lender shall review such documentation reasonably promptly after delivery thereof;

                        (5) Borrowers have delivered to Lender evidence in form and substance reasonably acceptable to Lender that Borrowers are in compliance with the financial covenants set forth in Section 7.20 hereof for the most recent fiscal period measured hereunder, recalculated as if the acquisition were consummated on the last day of such fiscal period;

                        (6) such acquisition shall be consensual and shall have been approved by the board of directors of the Person whose Stock or assets are proposed to be acquired;

                        (7) concurrently with the delivery of the acquisition summary referred to in clause (c) above, Borrowers shall have delivered to Lender, in form and substance reasonably satisfactory to Lender, a pro forma consolidated balance sheet, income statement and cash flow statement of Parent and its Subsidiaries, based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Parent and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such proposed acquisition and the funding of all Indebtedness in connection therewith;

                        (8) Borrowers have updated the schedules hereto and to each of the other Loan Documents, as applicable; provided, that in no event may any schedule be updated in a manner that would reflect or evidence a Default or Event of Default;

                        (9) Borrowers have delivered (i) projections for the Person whose Stock or assets are proposed to be acquired and (ii) an updated pro forma Operating Budget for Parent and its Subsidiaries, in each case in form and content reasonably acceptable to Lender;

                        (10) the Person whose Stock or assets are proposed to be acquired would not qualify as a "significant subsidiary" pursuant to Rule 1-02(w) of Regulation S-X under the Exchange Act; and

                        (11) Lender shall be satisfied that all acts necessary to perfect the Lender's Liens in the assets being purchased in connection with such acquisition has been taken.

or (b) up to three (3) acquisitions by a Borrower of all or substantially all of the assets (but not Stock) of any Person; provided that, with respect to Permitted Acquisitions made pursuant to this clause (b): (i) the aggregate purchase price of all such Permitted Acquisitions shall not exceed $5,000,000 during the term of this Agreement, (ii) the aggregate amount of liabilities, including contingent liabilities, being assumed in connection with all such Permitted Acquisitions shall not exceed $2,500,000 in the aggregate during the term of this Agreement, (iii) Advances used to fund all such Permitted Acquisitions shall not exceed $2,500,000 in the aggregate, (iv) Lender shall be satisfied that all acts necessary to perfect the Lender's Liens in the assets being purchased in connection with such Permitted Acquisitions have been taken,
(v) Borrowers shall have Excess Availability of at least $2,500,000, both before and immediately after giving effect to any such Permitted Acquisition, (vi) a majority of the assets being acquired are located in the United States, and
(vii) no Default or Event of Default has occurred and is continuing, or would result therefrom.

                  "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

                  "Permitted Dispositions" means (a) sales or other dispositions by Borrowers or Restricted Subsidiaries of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales or other dispositions by Borrowers or Restricted Subsidiaries of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by Borrowers or Restricted Subsidiaries in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing by Borrowers or Restricted Subsidiaries, on a non-exclusive basis, of patents, trademarks, Copyrights, and other intellectual property rights in the ordinary course of business, and (e) subject to Sections 2.4(b) and 6.19, Additional Permitted Dispositions.

                  "Permitted Investments" means (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) investments by any Borrower or any Restricted Subsidiary in any other Borrower or Restricted Subsidiary, (e) Permitted Acquisitions, and
(f) investments made by any Borrower or Restricted Subsidiary to or for the benefit of any Unrestricted Subsidiary; provided that (i) the aggregate amount of all investments made pursuant to this clause (f) shall not exceed (X) $1,000,000 during any month or (Y) $2,500,000 at any one time outstanding and
(ii) any and all investments made
pursuant to this clause (f) shall be subject to (I) the absence of a Default or Event of Default, (II) the Borrowers having Excess Availability of at least $3,000,000 and (III) the Person making such Investment being Solvent, in each of cases (I), (II) and (III), both before and immediately after giving effect to any such investment; provided that if any such investment pursuant to clauses
(a) through (f) above is in the form of Indebtedness owed by a Borrower or a Restricted Subsidiary to another Borrower or Restricted Subsidiary, such Indebtedness investment shall be subject to the terms and conditions of the Intercompany Subordination Agreement.

                  "Permitted Liens" means (a) Liens held by Lender, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,
(g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Lender, and (l) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights-of-way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof by Borrowers.

                  "Permitted Protest" means the right of Parent, any Borrower or any Restricted Subsidiary, as applicable, to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Parent, such Borrower or such Restricted Subsidiary, as applicable, in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lender's Liens.

                  "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not in excess of $2,500,000.

                  "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "Personal Property Collateral" means all Collateral other than Real Property.

                  "Pledged Notes" means the promissory notes pledged to the Lender pursuant to the Securities Pledge Agreement.

                  "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations) incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

                  "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Borrower and the improvements thereto.

                  "Real Property Collateral" means the parcel or parcels of Real Property identified on Schedule R-1 and any Real Property hereafter acquired by a Borrower.

                  "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

                  "Recurring Maintenance Revenues" means, with respect to any period, the total revenues of Borrowers for such period that are derived from customer service and support of licensed products, as reflected on Borrowers' financial statements in accordance with their historical practices (it being understood and agreed that such Recurring Maintenance Revenues generally have been paid on an annual basis in advance and recognized ratably over the term of the applicable contracts).

                  "Recurring Maintenance Revenues Net Orderly Liquidation Value" means the appraised value of Borrowers' Recurring Maintenance Revenues that is estimated to be recoverable in an orderly liquidation of such Recurring Maintenance Revenues, such value to be as determined from time to time (using a valuation method reasonably consistent with the method used in the valuation prepared by Empire Valuation Consultants, Inc., dated February 5, 2003) by a qualified appraisal company selected by Lender, net of all related costs and expenses.

                  "Relevant Jurisdiction" means (a) as of the Closing Date, the United States of America and (b) from and after any Additional Borrower Effective Date, shall also include the jurisdiction under which any Additional Borrower is organized.

                  "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of

Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601.

                  "Rent Reserve" means a reserve in the amount of $250,000, which amount may be increased to $500,000 by Lender in the event of a Default.

                  "Required Availability" means Excess Availability and unrestricted cash and Cash Equivalents held in U.S. bank accounts in an amount of not less than $5,000,000.

                  "Required Library" means, as of any date of determination, those Copyrights of Borrowers that generated not less than 95% of the aggregate amount of current revenues generated by and/or arising from the licensing, sublicensing, use, transfer or other exploitation and/or disposition of or access to Borrowers' technology and computer software programs or applications for the immediately preceding fiscal quarter (such determination to be made concurrent with the delivery of each Compliance Certificate delivered to Lender pursuant to Section 6.3(a)(iii).

                  "Reserve Percentage" means, on any day, for Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

                  "Restricted Subsidiary" means (a) any Subsidiary of Parent other than (i) the Unrestricted Subsidiaries and (ii) any other Borrower and (b) from and after any Additional Borrower Effective Date, shall also include any other non-Borrower Subsidiary of Parent if such Subsidiary is organized under the laws of a Relevant Jurisdiction or any state, territory or subdivision thereof.

                  "Revolver B Amount" has the meaning set forth in Section
2.1(b).

                  "Revolver Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

                  "SEC" means the United States Securities and Exchange Commission and any successor thereto.

                  "Securities Account" means a "securities account" as that term is defined in the Code.

                  "Securities Pledge Agreement" means a securities pledge agreement, in form and substance satisfactory to Lender, executed and delivered by Parent and each Person that owns stock of a Borrower or Restricted Subsidiary.

                  "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act) or, in the case of any Person in the United Kingdom, within the meaning of Section 123 of the Insolvency Act 1986 of the United Kingdom.

                  "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                  "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                  "Taxes" has the meaning set forth in Section 16.5.

                  "Term Loan" has the meaning set forth in Section 2.2.

                  "Term Loan Amount" means $10,000,000.

                  "Trademark Security Agreement" means a trademark security agreement executed and delivered by each Borrower and Lender, the form and substance of which is satisfactory to Lender.

                  "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of Lender for the benefit of Borrowers.

                  "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

                  "Unrestricted Subsidiary" means (a) any Subsidiary of Parent that is organized under the laws of a jurisdiction other than the United States of America or any state, territory or subdivision thereof (other than as set forth in clause (b) of the definition of Restricted Subsidiary), (b) so long as Sections 5.22 and 7.23 remain true and correct as to the respective Inactive Subsidiary, such Inactive Subsidiary, and (c) SPSS U.S. Inc., but only so long as England and Wales are not Relevant Jurisdictions.

                  "Voidable Transfer" has the meaning set forth in Section 16.8.

                  "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

         1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

         1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall, unless such reference specifically indicates a contrary intent, include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

         1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. LOAN AND TERMS OF PAYMENT.

         2.1 REVOLVER ADVANCES.

                           (a) REVOLVER A ADVANCES. Subject to Section 3.7 and
the other terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances ("A Advances") to Borrowers in an amount at any one time outstanding not to exceed an amount equal to the lesser of (i) the Maximum Revolver Amount less the Revolver B Amount less the aggregate outstanding principal amount of the Term Loan less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the result of:

                                    (x) the lesser of

                                                     (i) 85% of the amount of
                                            Eligible Accounts (provided,
                                            however, that for purposes of this
                                            clause (i), the amount of the
                                            Borrowing Base that is attributable
                                            to Eligible Governmental Accounts
                                            shall not exceed $500,000 at any one
                                            time outstanding), less the amount,
                                            if any, of the Dilution Reserve, and

                                                     (ii) an amount equal to (A)
                                            Borrowers' Collections with respect
                                            to Accounts for the immediately
                                            preceding 120-day period less (B)
                                            the aggregate outstanding amount of
                                            the Term Loan, minus

                                    (y) the sum of (i) the Bank Products
                                    Reserve, (ii) the Rent Reserve, and (iii) the aggregate amount of reserves, if any, established by Lender under Section 2.1(c).

                           (b) REVOLVER B ADVANCES. Subject to the terms and
conditions of this Agreement, and during the term of this Agreement, provided that no Event of Default exists, Lender agrees to make advances ("B Advances," and, collectively with A Advances, "Advances") to Borrowers in an amount at any one time outstanding not to exceed $3,500,000 (the "Revolver B Amount"), so long as the results set forth in Borrower's unaudited financial statements for the six-month period ended June 30, 2003 and in Borrower's audited, unqualified financial statements for the 12-month period ended December 31, 2002 (in each case based upon the financial statements delivered to Lender pursuant to Section 6.3) are substantially consistent with the Operating Budget.

                           (c) Anything to the contrary in this Section 2.1
notwithstanding, Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrowers are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrowers to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Lender's Liens), which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to the Lender's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

                           (d) Lender shall have no obligation to make
additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

                           (e) Amounts borrowed pursuant to this Section may be
repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement; provided, however, that the Revolver B Amount shall be reduced, dollar for dollar, to the extent that B Advances are prepaid pursuant to Section 2.2(b).

         2.2 TERM LOAN.

                           (a) Subject to the terms and conditions of this
Agreement, on the Closing Date Lender agrees to make a term loan (the "Term Loan") to Borrowers in an amount equal to the Term Loan Amount. The Term Loan shall be repaid in monthly installments, each in an amount equal to one-forty-eighth (1/48th) of the Term Loan Amount, such installments to be due and payable on the first day of each month commencing on May 1, 2003 and continuing until and including the Maturity Date, with the outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan shall constitute Obligations. The Term Loan may be prepaid in full or in part at any time without any prepayment penalty.

                           (b) If Lender determines, based on an updated
appraisal of Borrowers' Recurring Maintenance Revenues, that the sum of (i) the principal amount of the outstanding Term Loan plus (ii) all outstanding B Advances exceeds the lesser of (x) 60% of the Recurring Maintenance Revenues Net Orderly Liquidation Value of revenues derived in the United States of America, determined on a quarterly basis, and (y) 30% of the Recurring Maintenance Revenues Net Orderly Liquidation Value of revenues derived worldwide, determined on a quarterly basis, then Borrowers shall immediately pay to Lender, in cash, an amount equal to 100% of such excess, plus all accrued and unpaid interest on such amount, applied first to the Term Loan and then to the outstanding B Advances.

         2.3 BORROWING PROCEDURES AND SETTLEMENTS.

                           (a) PROCEDURE FOR BORROWING. Each Borrowing shall be
made by a written request by an Authorized Person delivered to Lender (which notice must be received by Lender no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Lender's election, in lieu of delivering the above-described request in writing, any Authorized Person may give Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

                           (b) MAKING OF ADVANCES. If Lender has received a
timely request for a Borrowing in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, Lender shall make the proceeds of such

Advance available to Borrowers on the applicable Funding Date by transferring available funds equal to such proceeds to Administrative Borrower's Designated Account.

         2.4 PAYMENTS.

                           (a) PAYMENTS BY BORROWERS. (i) Except as otherwise
                  expressly provided herein, all payments by Borrowers shall be made to Lender's Account and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (California time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                           (b) APPLICATION, AND REVERSAL OF PAYMENTS.

                           (i) All payments shall be remitted to Lender and all
                  such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Additional Permitted Dispositions (other than proceeds applied in accordance with Section 2.4(b)(v)(A)) and during any time that a Cash Sweep Instruction is in effect, all proceeds of Accounts or other Collateral received by Lender, shall be applied as follows:

                                    A. first, to pay any Lender Expenses then
                           due to Lender under the Loan Documents, until paid in full,

                                    B. second, to pay any fees then due to
                           Lender under the Loan Documents until paid in full,

                                    C. third, ratably to pay interest due in
                           respect of Advances and the Term Loan until paid in full,

                                    D. fourth, ratably to pay all principal
                           amounts then due and payable (other than as a result of an acceleration thereof) with respect to the Term Loan until paid in full,

                                    E. fifth, so long as no Event of Default has
                           occurred and is continuing, and at Lender's election, to pay amounts then due and owing by Parent or its Subsidiaries in respect of Bank Products, until paid in full,

                                    F. sixth, so long as no Event of Default has
                           occurred and is continuing, to pay the principal of all Advances until paid in full,

                                    G. seventh, if an Event of Default has
                           occurred and is continuing, ratably (i) to pay the principal of all Advances until paid in full, and
                           (ii) to Lender, to be held by Lender, for the benefit of Wells Fargo or its Affiliates, as applicable, as cash collateral in an amount up to the amount of the Bank Products Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Parent's and its Subsidiaries' obligations in respect of the then extant Bank Products have been paid in full or the cash collateral amount has been exhausted,

                                    H. eighth, if an Event of Default has
                           occurred and is continuing, to pay the outstanding principal balance of the Term Loan (in the inverse order of the maturity of the installments due thereunder) until the Term Loan is paid in full,

                                    I. ninth, if an Event of Default has
                           occurred and is continuing, to be held by Lender as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

                                    J. tenth, to pay any other Obligations until
                           paid in full, and

                                    K. eleventh, to Borrowers (to be wired to
                           the Designated Account) or such other Person entitled thereto under applicable law.

                           (ii) In each instance, so long as no Default or Event
                  of Default has occurred and is continuing, Section 2.4(b) shall not be deemed to apply to any payment by Borrowers specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                           (iii) For purposes of the foregoing, "paid in full"
                  means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                           (iv) In the event of a direct conflict between the
                  priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this
                  Section 2.4 shall control and govern.

                           (v) Notwithstanding anything to the contrary
                  contained in this Agreement or any other Loan Document, all proceeds received by Lender, directly or indirectly, in connection with an Additional Permitted Disposition consisting of a sale or other disposition by a Borrower or Restricted Subsidiary of Accounts or contracts that represent Recurring Maintenance Revenues shall be applied as follows: (A) 75% of the amount of any such proceeds to prepay the outstanding principal balance of the Term Loan (in the inverse order of the maturity of the installments due thereunder), until the Term Loan is paid in full (provided that the Term Loan Amount shall be reduced, dollar for dollar, to the extent that the Term Loan is prepaid pursuant to this Section 2.4(b)(v)), and
                  (B) the remainder to be applied in accordance with Section 2.4(b)(i).

         2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrowers to Lender pursuant to Sections 2.1 and 2.12 is greater than either the Dollar or percentage limitations set forth in Section 2.1 or 2.12 (an "Overadvance"), Borrowers immediately shall pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to Lender as and when due and payable under the terms of this Agreement and the other Loan Documents.

         2.6 INTEREST RATES AND LETTER OF CREDIT FEE: RATES, PAYMENTS, AND CALCULATIONS.

                           (a) INTEREST RATES. Except as provided in clause (c)
below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows: (i) if the relevant Obligation is an A Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, (ii) if the relevant Obligation is an A Advance that is a Base Rate Loan, at a per annum rate equal to the Base Rate plus the Base Rate Revolver A Margin, (iii) if the relevant Obligation is a B Advance, at a per annum rate equal to the Base Rate plus the Base Rate Revolver B Margin, (iv) if the relevant Obligation is the Term Loan, at a per annum rate equal to the Base Rate plus the Base Rate Term Loan Margin, and (v) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Revolver A Margin.

                           (b) LETTER OF CREDIT FEE. Borrowers shall pay Lender
a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 2.00% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

                           (c) DEFAULT RATE. Upon the occurrence and during the
continuation of an Event of Default,

                                    (i) all Obligations (except for undrawn
                           Letters of Credit and except for Bank Product Obligations) that have been charged to the

                           Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2.50 percentage points above the per annum rate otherwise applicable hereunder, and

                                    (ii) the Letter of Credit fee provided for
                           above shall be increased to 2.50 percentage points above the per annum rate otherwise applicable hereunder.

                           (d) PAYMENT. Except as provided in Section 2.13(a),
interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or obligations to extend credit hereunder are outstanding. Borrowers hereby authorize Lender, from time to time, without prior notice to Borrowers, to charge such interest and fees, all Lender Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including the installments due and payable with respect to the Term Loan and including any amounts due and payable to Wells Fargo or its Affiliates in respect of Bank Products up to the amount of the then extant Bank Products Reserve) to Borrowers' Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrowers' Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

                           (e) COMPUTATION. All interest and fees chargeable
under the Loan Documents shall be computed on the basis of a 360-day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                           (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE.
In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.7 CASH MANAGEMENT.

                           (a) Borrowers shall (i) establish and maintain cash
management services of a type and on terms satisfactory to Lender at one or more of the banks set forth on Schedule 2.7(a) (each, a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of their Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections (including those sent directly by Account Debtors to a Cash Management Bank) into a bank account in Lender's name (a "Cash Management Account") at one of the Cash Management Banks.

                           (b) Each Cash Management Bank shall establish and
maintain Cash Management Agreements with Lender and Borrowers, in form and substance acceptable to Lender. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as Lender or bailee-in-possession for Lender, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) at any time after which Lender so instructs such Cash Management Bank (a "Cash Sweep Instruction"), it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Lender's Account until such time (if any) as Lender, in its sole discretion, notifies it that the Cash Sweep Instruction is terminated; and (iv) if clause (iii) is not applicable, then the Administrative Borrower may direct the Cash Management Bank to immediately transfer all such amounts to any DDA designated by the Administrative Borrower for use by Borrowers in accordance with this Agreement. Lender may issue a Cash Sweep Instruction only if: (w) a Default or Event of Default shall have occurred; (x) Borrowers shall have failed to pay (by wire transfer of immediately available funds to Lender's Account) any interest, principal, fees or other amounts for which Borrowers are responsible under this Agreement within five (5) Business Days after the Administrative Borrower receives notice (whether oral or written) that such amounts have been charged to the Loan Account; (y) Advances in an aggregate amount in excess of $1,000,000 are outstanding; or (z) Excess Availability is less than $2,000,000.

                           (c) So long as no Default or Event of Default has
occurred and is continuing, Administrative Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Account Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be satisfactory to Lender and Lender shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, Borrowers and such prospective Cash Management Bank shall have executed and delivered to Lender a Cash Management Agreement. Borrowers shall close any of their Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Lender that the creditworthiness of any Cash Management Bank is no longer acceptable in Lender's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Lender that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Lender's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Lender's reasonable judgment.

                           (d) The Cash Management Accounts shall be cash
collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrowers are hereby deemed to have granted a Lien to Lender.

         2.8 CREDITING PAYMENTS. The receipt of any payment item by Lender (whether from transfers to Lender by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Lender's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

         2.9 DESIGNATED ACCOUNT. Lender is authorized to make the Advances and the Term Loan, and Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to
Section 2.6(d). Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Lender hereunder. So long as no Default or Event of Default has occurred and is continuing, Administrative Borrower may add or replace, the Designated Account Bank or the Designated Account on 30 days prior written notice to Lender; provided, however, that (i) such prospective Designated Account Bank shall be satisfactory to Lender and Lender shall have consented in writing in advance to the opening of such Designated Account with the prospective Designated Account Bank, and (ii) prior to the time of the opening of such Designated Account, Borrowers and such prospective Designated Account Bank shall have executed and delivered to Lender a Control Agreement. Unless otherwise agreed by Lender and Administrative Borrower, any Advance requested by Borrowers and made by Lender hereunder shall be made to the Designated Account.

         2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Lender shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with the Term Loan, all Advances made by Lender to Borrowers or for Borrowers' account, the Letters of Credit issued by Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Lender from Borrowers or for Borrowers' account, including all amounts received in the Lender's Account from any Cash Management Bank. Lender shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and Lender unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

         2.11 FEES. Borrowers shall pay to Lender the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

                           (a) UNUSED LINE FEE. On the first day of each month
during the term of this Agreement, an unused line fee in the amount equal to 0.25% per annum times the result of (a) the Maximum Revolver Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month, plus (iii) the average Daily Balance of the Term Loan that was outstanding during the immediately preceding month, plus (iv) so long as the conditions set forth in
Section 3.7 remain unsatisfied, an amount, if any, equal to the excess of (A) the amount of Availability pursuant to Section 2.1(a) (assuming Section 3.7 did not apply) over (B) $2,500,000, plus (v) so long as the conditions set forth in
Section 2.1(b) remain unsatisfied and Borrowers are not able to request any B Advances pursuant to Section 2.1(b), $3,500,000,

                           (b) FEE LETTER FEES. As and when due and payable
under the terms of the Fee Letter, Borrowers shall pay to Lender the fees set forth in the Fee Letter,

                           (c) AUDIT, APPRAISAL, AND VALUATION CHARGES. Audit,
appraisal, and valuation fees and charges as follows: (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each financial audit of a Borrower performed by personnel employed by Lender and for the establishment of electronic collateral reporting systems, (ii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Lender, and (iii) the actual charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform financial audits of Borrowers, to appraise the Collateral or Recurring Maintenance Revenues, or any portion thereof, or to assess a Borrower's business valuation; provided, however, that, notwithstanding the foregoing, so long as no Event of Default shall have occurred, Borrowers shall not be responsible for the charges incurred in connection with audits to the extent that such audits are done more frequently than (x) three (3) times during the period of time from and after the Closing Date up to the date that is the first anniversary of the Closing Date, and (y) two (2) times during each 12 month period thereafter (it being understood and agreed that the foregoing shall not prohibit in any way Lender from performing, or causing the performance of, such audits more frequently), and

                           (d) FLOAT CHARGE. From and after the Closing Date,
Lender shall be entitled to charge Borrowers for one (1) Business Day of 'clearance' or 'float' at the rate applicable to A Advances that bear interest at a rate determined by reference to the Base Rate under Section 2.6 on all Collections that are received by Borrowers (regardless of whether forwarded by the Cash Management Banks to Lender). This across-the-board one (1) Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging one (1) Business Day of interest on such Collections.

         2.12 LETTERS OF CREDIT

                           (a) Subject to the terms and conditions of this
Agreement, Lender agrees to issue letters of credit for the account of Borrowers (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrowers. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Administrative Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by Lender) to Lender (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by Lender, Borrowers also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                           (i) the Letter of Credit Usage would exceed the
                  Borrowing Base less the then extant amount of outstanding Advances, or

                           (ii) the Letter of Credit Usage would exceed
                  $3,000,000, or

                           (iii) the Letter of Credit Usage would exceed the
                  Maximum Revolver Amount less the then extant amount of outstanding Advances.

                           (b) Borrowers and Lender acknowledge and agree that
certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Lender is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such L/C Disbursement to Lender by paying to Lender an amount equal to such L/C Disbursement (i) not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, (ii) if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance.

                           (c) Each Borrower hereby agrees to indemnify, save,
defend, and hold Lender harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by Lender arising out of or in connection with any Letter of Credit; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender. Each Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Lender's interpretations of any L/C issued by Lender to or for such Borrower's account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that Lender shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Lender under any L/C Undertaking as a result of Lender's indemnification of any Underlying Issuer; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender.

                           (d) Each Borrower hereby authorizes and directs any
Underlying Issuer to deliver to Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

                           (e) Any and all charges, commissions, fees, and costs
incurred by Lender relating to Underlying Letters of Credit shall be Lender Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Lender for the account of Lender; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the usage charge imposed by the prospective Underlying Issuer is 0.825% per annum times the face amount of each Underlying Letter of Credit, that such usage charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

                           (f) If by reason of (i) any change in any applicable
law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority, including Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                           (i) any reserve, deposit, or similar requirement is
                  or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                           (ii) there shall be imposed on the Underlying Issuer
                  or Lender any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to Lender of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by Lender, then, and in any such case, Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay on demand such amounts as Lender may specify to be necessary to compensate Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Lender of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

         2.13 LIBOR.

                           (a) INTEREST AND INTEREST PAYMENT DATES. In lieu of
having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the "LIBOR Option") to have interest on all or a portion of the A Advances be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which Lender has elected to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that A Advances bear interest at the LIBOR Rate and Lender shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

                           (b) LIBOR ELECTION.

                           (i) Administrative Borrower may, at any time and from
                  time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Lender prior to 11:00 a.m. (California time) at least three
                  (3) Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Administrative Borrower's election of the LIBOR Option for a permitted portion of the A Advances and an Interest Period pursuant to this Section shall be made by delivery to Lender of a LIBOR Notice received by Lender before the LIBOR Deadline, or by telephonic notice received by Lender before the LIBOR Deadline (to be confirmed by delivery to Lender of a LIBOR Notice received by Lender prior to 5:00 p.m. (California time) on the same day).

                           (ii) Each LIBOR Notice shall be irrevocable and
                  binding on Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Lender harmless against any loss, cost, or expense incurred by Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or
                  (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to Lender, be deemed to equal the amount determined by Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Lender delivered to Administrative Borrower setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

                           (iii) Borrowers shall have not more than five (5)
                  LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

                           (c) PREPAYMENTS. Borrowers may prepay LIBOR Rate
Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Lender of proceeds of Collections in accordance with
Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Each Borrower shall indemnify, defend, and hold Lender and their Participants harmless against any and all Funding Losses in accordance with clause (b) above.

                           (d) SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

                           (i) The LIBOR Rate may be adjusted by Lender on a
                  prospective basis to take into account any additional or increased costs to Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, Lender shall give Administrative Borrower notice of such a determination and adjustment and, upon its receipt of the notice from Lender, Administrative Borrower may, by notice to Lender (y) require Lender to furnish to Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                           (ii) In the event that any change in market
                  conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Lender, make it unlawful or impractical for Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Lender shall give notice of such changed circumstances to Administrative Borrower and (y) in the case of any LIBOR Rate Loans that are outstanding, the date specified in Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until Lender determines that it would no longer be unlawful or impractical to do so.

                           (e) NO REQUIREMENT OF MATCHED FUNDING. Anything to
the contrary contained herein notwithstanding, neither Lender, nor any of its Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

         2.14 CAPITAL REQUIREMENTS. If, after the date hereof, Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), will have the effect of reducing the return on Lender's or such holding company's capital as a consequence of Lender's obligations hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by Lender to be material, then Lender may notify Administrative Borrower thereof. Following receipt of such notice, Borrowers agree to pay Lender on demand an amount equal to the amount by which Lender's return on capital was reduced as and when such reduction is determined, payable within 90 days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Lender may use any reasonable averaging and attribution methods.

         2.15 JOINT AND SEVERAL LIABILITY OF BORROWERS.

                  (a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Lender under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

                  (b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the

Obligations (including any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

                  (c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

                  (d) The Obligations of each Borrower under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

                  (e) Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Lender under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrower under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Borrowers or Lender.

                  (f) Each Borrower represents and warrants to Lender that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Lender that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

                  (g) Each of the Borrowers waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Lender's rights of subrogation and reimbursement against such Borrower by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.

                  (h) Each of the Borrowers waives all rights and defenses that such Borrower may have because the Obligations now or hereafter may be secured by Real Property. This means, among other things:

                           (i) Lender may collect from such Borrower without
                  first foreclosing on any Real Property Collateral or Personal Property Collateral pledged by Borrowers.

                           (ii) If Lender forecloses on any Real Property
                  Collateral pledged by Borrowers:

                                    A. The amount of the Obligations may be
                           reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

                                    B. Lender may collect from such Borrower
                           even if Lender, by foreclosing on the Real Property Collateral, has destroyed any right such Borrower may have to collect from the other Borrowers.

This is an unconditional and irrevocable waiver of any rights and defenses such Borrower may have because the Obligations are secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

                  (i) The provisions of this Section 2.15 are made for the benefit of Lender and its respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of Lender, successor, or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

                  (j) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Lender with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

                  (k) Each of the Borrowers hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Lender, and such Borrower shall deliver any such amounts to Lender for application to the Obligations in accordance with
Section 2.4(b).

3. CONDITIONS; TERM OF AGREEMENT.

         3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of Lender to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth below:

                  (a) the Closing Date shall occur on or before March 31, 2003;

                  (b) Lender shall have received all financing statements required by Lender, duly authorized by the applicable Borrowers, and Lender shall have received searches reflecting the filing of all such financing statements;

                  (c) Lender shall have received each of the following documents, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

                  (i) the Cash Management Agreements,

                  (ii) the Copyright Security Agreement,

                  (iii) the Disbursement Letter,

                  (iv) the Due Diligence Letter,

                  (v) the Fee Letter,

                  (vi) the Guarantor Security Agreement,

                  (vii) the Guaranty,

                  (viii) the Intercompany Subordination Agreement,

                  (ix) the Officers' Certificate,

                  (x) the Patent Security Agreement,

                  (xi) the Pay-Off Letter, together with Uniform Commercial Code termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrowers,

                  (xii) the Securities Pledge Agreement, together with all Pledged Notes and certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank, and

                  (xiii) the Trademark Security Agreement;

                  (d) Lender shall have received a certificate from the Secretary of each Borrower (i) attesting to the resolutions of such Borrower's board of directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing specific officers of such Borrower to execute the same and (ii) certifying the names and true signatures of the officers of such Borrower authorized to sign each such Loan Document;

                  (e) Lender shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

                  (f) Lender shall have received a certificate of status with respect to each Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

                  (g) Lender shall have received certificates of status with respect to each Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed (or, as the case may be, duly incorporated and existing) would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

                  (h) Lender shall have received a certificate from the Secretary of each Guarantor (i) attesting to the resolutions of such Guarantor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor is a party and authorizing specific officers of such Guarantor to execute the same and (ii) certifying the names and true signatures of the officers of such Guarantor authorized to sign each such Loan Document;

                  (i) Lender shall have received copies of each Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Guarantor;

                  (j) Lender shall have received a certificate of status with respect to each Guarantor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that such Guarantor is in good standing in such jurisdiction;

                  (k) Lender shall have received certificates of status with respect to each Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Guarantor is in good standing in such jurisdictions;

                  (l) Lender shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender;

                  (m) Lender shall have received Collateral Access Agreements from the master landlord and the two (2) sublandlords with respect to the following location: 233 South Wacker Drive, 11th Floor, Chicago, IL 60606;

                  (n) Lender shall have received opinions of Borrowers' counsel in form and substance satisfactory to Lender;

                  (o) Lender shall have received satisfactory evidence (including a certificate of the chief financial officer of Parent) that all tax returns required to be filed by Borrowers have been timely filed and all taxes upon Borrowers or their properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of Permitted Protests;

                  (p) Borrowers shall have the Required Availability after giving effect to the initial extensions of credit hereunder and provided that Borrowers' trade payables are at a level and are aged consistently with Borrowers' historical practices;

                  (q) Lender and its counsel shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of Borrowers' books and records and verification of Borrowers' representations and warranties to Lender, the results of which shall be reasonably satisfactory to Lender and (ii) a review of all material contracts of Borrowers, including the AOL Agreement, the results of which shall be reasonably satisfactory to Lender and its counsel;

                  (r) Lender shall have received completed reference checks with respect to Borrowers' senior management, the results of which are reasonably satisfactory to Lender in its sole discretion;

                  (s) Lender shall have received a final appraisal of Borrowers' Recurring Maintenance Revenues, the results of which shall be consistent with the preliminary appraisal report delivered to Lender;

                  (t) Borrowers shall have remitted by wire transfer to Lender all cash (and delivered all Cash Equivalents in such manner as directed by Lender) of Borrowers utilized to calculate the Required Availability;

                  (u) No Material Adverse Change shall have occurred in Borrowers' financial condition or prospects or the value of the Collateral;

                  (v) Lender shall have received Borrowers' unaudited financial statements for the quarter and the fiscal year ended December 31, 2002.

                  (w) Borrowers shall have paid all Lender Expenses incurred on or before the Closing Date in connection with the transactions evidenced by this Agreement;

                  (x) Lender shall have conducted Uniform Commercial Code, tax lien and litigation searches, the results of which shall be satisfactory to Lender;

                  (y) Lender shall have received evidence that all Liens created by Borrowers and Restricted Subsidiaries, other than Permitted Liens, have been discharged and shall have received an acknowledgement copy of the filings of such discharge, in each case satisfactory to Lender;

                  (z) Lender shall be satisfied with the takeover audit, which shall include expanded reviews of deferred revenues, accrued liabilities and unapplied cash;

                  (aa) Lender shall have received satisfactory evidence that not less than the Required Library of all existing Copyrights of Borrowers have been registered with the United States Copyright Office (or any similar office of any other jurisdiction in which Copyrights are used), and that all such Copyrights and any proceeds thereof are specifically encumbered by the Copyright Security Agreement;

                  (bb) Borrowers shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrowers of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby; and

                  (cc) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.

         3.2 CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

                  (a) within 30 days after the Closing Date, deliver to Lender certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender and its counsel; and

                  (b) within 90 days after the Closing Date, Borrowers shall have closed their bank accounts with Silicon Valley Bank (account numbers 3300090566; 8800036858; 3300020410) and Wells Fargo Bank (account number
000-4065098) and shall have transferred any and all remaining funds therein to a Cash Management Account at a Cash Management Bank.

         3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of Lender to make any Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent (and shall be subject to Section 3.7, if applicable):

                  (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                  (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

                  (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Lender, or any of their Affiliates; and

                  (d) no Material Adverse Change shall have occurred.

         3.4 TERM. This Agreement shall become effective in accordance with
Section 16.1 and shall continue in full force and effect for a term ending on the fourth anniversary of the Closing Date (the "Maturity Date"). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

         3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit and including all Bank Products Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral to be held by Lender for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations). No termination of this Agreement, however, shall relieve or discharge Borrowers of their duties, Obligations, or covenants hereunder and the Lender's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and Lender's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will, at Borrowers' sole expense, execute and deliver any Uniform Commercial Code termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

         3.6 EARLY TERMINATION BY BORROWERS. Borrowers have the option, at any time upon 30 days prior written notice by Administrative Borrower to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral to be held by Lender for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations), in full, together with the

Applicable Prepayment Premium. If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then Lender's obligations to extend credit hereunder shall terminate and Borrowers shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral to be held by Lender for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of Lender to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (iv) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Lender or profits lost by Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Lender, Borrowers shall pay the Applicable Prepayment Premium to Lender, measured as of the date of such termination.

         3.7 CONDITIONS PRECEDENT TO CERTAIN A ADVANCES. Notwithstanding anything to the contrary in this Agreement, Lender shall have no obligation to make A Advances in excess of $2,500,000 at any one time outstanding, until Borrowers have fulfilled the following conditions precedent to the satisfaction of Lender:

                  (a) Borrowers shall have provided weekly accounts receivable activity reports to Lender, in a manner reasonably satisfactory to Lender;

                  (b) Borrowers shall have provided Lender with Recurring Maintenance Revenue reporting, in accordance with GAAP, in its consolidated financial statements;

                  (c) Parent's and its Subsidiaries' unaudited financial statements for the fiscal quarter ended March 31, 2003 and Parent's and its Subsidiaries' audited, unqualified financial statements for the 12 months ended December 31, 2002 (in each case based upon the financial statements delivered to Lender pursuant to Section 6.3) shall be substantially consistent with the Closing Date Business Plan; and

                  (d) Borrowers shall have implemented an electronic collateral reporting system that utilizes the data in Borrowers' current reporting systems that is reasonably satisfactory to Lender.

         3.8 CONDITIONS TO BECOMING AN ADDITIONAL BORROWER. As a condition to any Subsidiary of Parent that is not a Borrower as of the Closing Date becoming a "Borrower" for purposes of the Loan Documents after the Closing Date (any such additional Borrower, an "Additional Borrower"),

                  (a) Lender shall have received each of the following documents, in form and substance satisfactory to Lender, duly executed and each such document shall be in full force and effect:

                  (i) this Agreement, including a duly executed counterpart thereof by such Additional Borrower;

                  (ii) the Cash Management Agreements pertaining to such Additional Borrower;

                  (iii) the Copyright Security Agreement, including a duly executed counterpart thereof by such Additional Borrower;

                  (iv) the Intercompany Subordination Agreement, including a duly executed counterpart thereof by such Additional Borrower;

                  (v) the Patent Security Agreement, including a duly executed counterpart thereof by such Additional Borrower;

                  (vi) the Securities Pledge Agreement, including a duly executed counterpart thereof by such Additional Borrower;

                  (vii) the Trademark Security Agreement, including a duly executed counterpart thereof by such Additional Borrower;

                  (viii) a debenture, or other security document required by Lender based on the Additional Borrower's place of incorporation, operations or assets;

                  (ix) a certificate from the Secretary of such Additional Borrower (A) attesting to the resolutions of such Additional Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Additional Borrower will be a party and authorizing specific officers of such Additional Borrower to execute the same and (B) certifying the names and true signatures of the officers of such Additional Borrower authorized to sign each such Loan Document;

                  (x) copies of such Additional Borrower's Governing Documents, as amended, modified, or supplemented to the date of their delivery, certified by the Secretary of such Additional Borrower;

                  (xi) a certificate of status with respect to such Additional Borrower, dated as of a date acceptable to Lender, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Additional

         Borrower, which certificate shall indicate that such Additional Borrower is in good standing in such jurisdiction;

                  (xii) certificates of status with respect to each Additional Borrower, each dated as of a date acceptable to Lender, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Additional Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Additional Borrower is in good standing in such jurisdictions; and

                  (xiii) an opinion of such Additional Borrower's counsel in form and substance satisfactory to Lender;

                  (b) Lender shall be satisfied that all acts necessary to perfect the Lender's Liens in the collateral of such Additional Borrower have been taken;

                  (c) Lender shall have received satisfactory evidence (including a certificate of the chief financial officer or chief executive officer of Parent or such Additional Borrower) that all tax returns required to be filed by such Additional Borrower have been timely filed and all taxes upon such Additional Borrower or its properties, assets, income, and franchises (including any Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                  (d) Such Additional Borrower shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with its execution and delivery of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby;

                  (e) Lender shall be reasonably satisfied with its business and legal due diligence with respect to such Additional Borrower; and

                  (f) All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.

         If Lender is satisfied that all of the above conditions precedent have been satisfied, then Lender shall notify the Administrative Borrower of such, and such notice shall include the date on which such Subsidiary of Parent shall become an Additional Borrower (such date, with respect to any Additional Borrower, the "Additional Borrower Effective Date"); provided, that even if all of the above conditions precedent are satisfied, no Subsidiary shall become an Additional Borrower if Lender reasonably objects to any such Subsidiary becoming an Additional Borrower. In addition, Lender, in its sole discretion, may require that any Subsidiary of an Additional Borrower that would become a Restricted Subsidiary by virtue of clause (b) of the definition of Restricted Subsidiary enter into a general continuing guaranty agreement and a security agreement, in each case in favor of the Lender and in form and substance satisfactory to Lender.

4. CREATION OF SECURITY INTEREST.

         4.1 GRANT OF SECURITY INTEREST. Each Borrower hereby grants to Lender a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by such Borrowers of each of their covenants and duties under the Loan Documents. The Lender's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Lender or such Borrowers. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, such Borrowers have no authority, express or implied, to dispose of any item or portion of the Collateral.

         4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection of priority of Lender's security interest is dependent on or enhanced by possession, the applicable Borrower, immediately upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender.

         4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Lender or Lender's designee may (a) notify Account Debtors of Borrowers that the Accounts, chattel paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Each Borrower agrees that it will hold in trust for Lender, as Lender's trustee, any Collections that it receives and immediately will deliver said Collections to Lender or a Cash Management Bank in their original form as received by the applicable Borrower.

         4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Lender, Borrowers shall execute and deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, mortgages, surveys, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Lender may request in its Permitted Discretion, in form and substance reasonably satisfactory to Lender, to perfect and continue perfected or better perfect the Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Lender in any Real Property acquired by any Borrower after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, each Borrower authorizes Lender to execute any such Additional Documents in the applicable Borrower's name and authorize Lender to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Lender shall require, Borrowers shall (a) to the extent required pursuant to Section 6.16, provide Lender with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by Borrowers during the prior period, (b) to the extent required pursuant to Section 6.16, cause all patents, Copyrights, and trademarks acquired or generated by Borrowers that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrowers' ownership thereof, and
(c) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such patents, Copyrights, and trademarks as being subject to the security interests created thereunder.

         4.5 POWER OF ATTORNEY. Each Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or Lenders designated by Lender) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) at any time that a Cash Sweep Instruction is in effect, endorse such Borrower's name on any Collection item that may come into Lender's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary. The appointment of Lender as each Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder are terminated.

         4.6 RIGHT TO INSPECT. Subject to Section 2.11(c), Lender (through any of its respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrowers' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral (including the right to appraise the Collateral and Recurring Maintenance Revenues on at least a quarterly basis).

         4.7 CONTROL AGREEMENTS. Each Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 7.19 and, if to another securities intermediary, unless each of the applicable Borrower, Lender, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrowers without the prior written consent of Lender. Upon the occurrence and during the continuance of a Default or Event of Default, Lender may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lender's Account.

         4.8 COMMERCIAL TORT CLAIMS. Borrowers shall promptly notify Lender in writing upon incurring or otherwise obtaining a commercial tort claim (as that term is defined in the Code) after the date hereof against any third party and, upon request of Lender, promptly supplement Schedule C-1 to this Agreement, authorize the filing of additional financing statements or amendments to existing financing statements and do such other acts or things deemed necessary or desirable by Lender to give Lender a security interest in any such commercial tort claim.

5. REPRESENTATIONS AND WARRANTIES.

                  In order to induce Lender to enter into this Agreement, each Borrower makes the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

         5.1 NO ENCUMBRANCES. Each Borrower has good and indefeasible title to its Collateral and its Real Property, free and clear of Liens except for Permitted Liens.

         5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Borrowers' business, owed to Borrowers without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Account that is identified by Administrative Borrower as an Eligible Account in a borrowing base report submitted to Lender, such Account is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.

         5.3 [INTENTIONALLY OMITTED].

         5.4 EQUIPMENT. All of the Equipment is used or held for use in Borrowers' business and is fit for such purposes.

         5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 5.5.

         5.6 INVENTORY RECORDS. Each Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

         5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of each Borrower is located at the address indicated in Schedule 5.7, and each Borrower's FEIN is identified in Schedule 5.7.

         5.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES

                  (a) Each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

                  (b) Set forth on Schedule 5.8(b) is a complete and accurate description of the authorized capital Stock of each Borrower (other than Parent), by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of capital Stock of any Borrower (other than Parent), including any right of conversion or exchange under any outstanding security or other instrument. No Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                  (c) Set forth on Schedule 5.8(c) is a complete and accurate list of each Restricted Subsidiary, showing: (i) the jurisdiction of their organization; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Restricted Subsidiary; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Person. All of the outstanding capital Stock of each such Restricted Subsidiary has been validly issued and is fully paid and non-assessable.

                  (d) There are no subscriptions, options, warrants, or calls relating to any shares of any Restricted Subsidiary's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower nor any Restricted Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Restricted Subsidiary's capital Stock or any security convertible into or exchangeable for any such capital Stock.

         5.9 DUE AUTHORIZATION; NO CONFLICT.

                  (a) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

                  (b) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of any Borrower.

                  (c) Other than (i) the filing of financing statements, fixture filings, filings with the UK Companies Registry (if applicable), filings with the U.S. Patent and Trademark Office, the U.S. Copyright Office and their counterparts in the United Kingdom and the European Community (if applicable), and filing of Mortgages and (ii) the execution by the Cash Management Banks of the Cash Management Agreements and the execution by the securities intermediaries of the Control Agreements, the execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

                  (d) As to each Borrower, this Agreement and the other Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                  (e) The Lender's Liens are validly created and, assuming the proper filing of all necessary documents with the proper office for filing thereof by Lender, are perfected, first priority Liens, subject only to Permitted Liens.

                  (f) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor.

                  (g) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Guarantor, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor,
(ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval of such Guarantor's interestholders or any approval or consent of any Person under any material contractual obligation of such Guarantor.

                  (h) Other than the filing of financing statements, fixture filings, filings with the UK Companies Registry (if applicable), filings with the U.S. Patent and Trademark Office, the U.S. Copyright Office and their counterparts in the United Kingdom and the European Community (if applicable), and filing of Mortgages, the execution, delivery, and performance by each Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

                  (i) The Loan Documents to which each Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

         5.10 LITIGATION. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrowers, threatened against Borrowers, or any of their Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to Borrowers, or any Restricted Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

         5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrowers or Guarantors that have been delivered by Borrowers to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrowers' (or Guarantors', as applicable) financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrowers (or Guarantors, as applicable) since the date of the latest financial statements submitted to Lender on or before the Closing Date.

         5.12 FRAUDULENT TRANSFER.

                  (a) Each Borrower is Solvent.

                  (b) No transfer of property is being made by any Borrower and no obligation is being incurred by any Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrowers.

         5.13 EMPLOYEE BENEFITS. None of Borrowers or Restricted Subsidiaries, or any of their ERISA Affiliates, has maintained or contributed, or currently maintains or contributes, to any Benefit Plan.

         5.14 ENVIRONMENTAL CONDITION. Except as set forth on Schedule 5.14, (a) to Borrowers' knowledge, none of Borrowers' properties or assets has ever been used by Borrowers or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Borrowers' knowledge, none of Borrowers' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of Borrowers have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrowers, and (d) none of Borrowers have received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

         5.15 BROKERAGE FEES. Borrowers have not utilized the services of any broker or finder in connection with Borrowers' obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by Borrowers in connection herewith.

         5.16 INTELLECTUAL PROPERTY.

                  (a) Each Borrower owns, or holds licenses in, all Intellectual Property Rights that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.16(a) (which Borrowers may amend from time to time provided that notice and copies thereof are promptly provided to Lender) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications and Copyrights (including Copyright registrations and applications) as to which each Borrower is the owner or is an exclusive licensee.

                  (b) Each Borrower represents and warrants that it has taken all commercially reasonable actions necessary to protect Intellectual Property Rights, including (i) protecting the secrecy and confidentiality of such Borrower's confidential information and trade secrets by having and enforcing a policy requiring all current and former employees, consultants, licensees, vendors and contractors to execute appropriate confidentiality and invention assignment agreements; (ii) taking all commercially reasonable actions necessary to ensure that no trade secret of such Borrower having a material value to such Borrower falls or has fallen into the public domain; and (iii) protecting the secrecy and confidentiality of the source code of all computer software programs and applications of which such Borrower is the owner or licensee by requiring any Persons to whom such Borrower licenses software products to enter into license agreements with appropriate use and non-disclosure restrictions. Each Borrower has only entered into such source code licenses as set forth in Schedule 5.16(b).

                  (c) No past or present employee or contractor of any Borrower has any ownership interest, license, permission or other Intellectual Property Right in or to any material Intellectual Property Rights.

                  (d) Each Borrower has made all necessary payments, filings and recordations to protect and maintain its interest in material Intellectual Property Rights in the United States or any other jurisdiction, including (i) making all necessary registration, maintenance, and renewal fee payments; and
(ii) filing all necessary documents, including all applications for registration of Copyrights (at least with respect to the Required Library), trademarks, and patents.

                  (e) No claim has been made and is continuing or threatened that the use by any Borrower of any item of the Intellectual Property Rights is invalid or unenforceable or that the use by such Borrower of any item of the Intellectual Property Rights does or may violate the rights of any Person, other than any such claim which would not cause a Material Adverse Change. To the best of each Borrower's knowledge, there is currently no infringement or unauthorized use of any item of Intellectual Property Rights contained on Schedule 5.16(a).

                  (f) Each Borrower has filed applications and taken any and all other actions reasonably necessary to register all Copyrights constituting the Required Library, in good faith in accordance with the procedures and regulations of the U.S. Copyright Office (or any similar office of any other jurisdiction in which Copyrights are used) in a manner sufficient to impart constructive notice of such Borrower's ownership thereof.

         5.17 LEASES. Borrowers enjoy peaceful and undisturbed possession under all leases material to the business of Borrowers and to which Borrowers are a party or under which Borrowers are operating. All of such leases are valid and subsisting and no material default by Borrowers exists under any of them.

         5.18 DDAS. Set forth on Schedule 5.18 are all of the DDAs of each Borrower, including, with respect to each depository (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository.

         5.19 COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Borrowers in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrowers in writing to the Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Business Plan represents, and as of the date on which any other Operating Budget is delivered to Lender, such additional Operating Budget will represent Borrowers' good faith reasonable estimate of its future performance for the periods covered thereby, but is not a guarantee of performance and will not be deemed to be factual information for purposes of the foregoing.

         5.20 INDEBTEDNESS. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of each Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

         5.21 TAXES AND PAYMENTS. Except as set forth on Schedule 5.21, each of the Borrowers and the Restricted Subsidiaries have filed all federal and state income tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have paid all taxes and assessments payable by them which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of Borrowers and the Restricted Subsidiaries, in accordance with GAAP and for which Borrowers and the Restricted Subsidiaries, as applicable, have provided adequate reserves (in the good faith judgment of the management of Borrowers and the Restricted Subsidiaries). Borrowers and the Restricted Subsidiaries have provided adequate reserves (in the good faith judgment of the management of Borrowers and the Restricted Subsidiaries) for the payment of all federal, state, local and foreign income taxes applicable for the current fiscal year to date. Except as set forth on Schedule 5.21, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Borrowers and the Restricted Subsidiaries threatened, by any authority regarding any taxes relating to any of Borrowers and the Restricted Subsidiaries that could reasonably be expected to result in a Material Adverse Change to any of the Borrowers or the Restricted Subsidiaries. Except as set forth on Schedule 5.21, as of the Closing Date, none of the Borrowers or the Restricted Subsidiaries have entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of any of the Borrowers or the Restricted Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of any of the Borrowers or the Restricted Subsidiaries not to be subject to the normally applicable statute of limitations.

         5.22 INACTIVE SUBSIDIARIES.. Each Inactive Subsidiary has no Indebtedness or other material liabilities, conducts no material operations or business and owns no material assets or properties.



6. AFFIRMATIVE COVENANTS.

                  Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrowers shall and shall cause each of the Restricted Subsidiaries (and with respect to the covenants contained in Section 6.14, Borrowers shall cause each of their respective Subsidiaries) to do all of the following:

         6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender.

         6.2 COLLATERAL REPORTING.

                  (a) Provide Lender with the following documents at the following times in form reasonably satisfactory to Lender:

Weekly                     (i) Domestic cash position

Monthly (not later than    (ii) a detailed calculation of the Borrowing Base
the 15th day of each       (including detail regarding those Accounts that are
month)                     not Eligible Accounts),

                           (iii) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Lender,

                           (iv) a summary aging, by vendor, of Borrowers' accounts payable and any book overdraft,

                           (v) a calculation of Dilution for the prior month,

                           (vi) a report detailing Recurring Maintenance Revenues, and

                           (vii) copies of all bank statements,

Quarterly                  (viii) upon request by Lender, a list of each
                           Borrower's customers that made purchases during the applicable quarter, provided that Lender shall use such information solely for collateral monitoring purposes,

                           (ix) a report regarding each Borrower's accrued, but unpaid, ad valorem taxes,

Upon request by Lender     (x) copies of invoices in connection with the
                           Accounts, credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with the Accounts and, for Inventory and Equipment acquired by Borrowers, purchase orders and invoices, and

                           (xi) such other reports as to the Collateral, or the financial condition of Borrowers as Lender may reasonably request.

                  In addition, each Borrower agrees to cooperate fully with Lender to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

                           (b) In addition to the documents to be provided
pursuant to Section 6.2(a), once Borrowers shall have fulfilled, to Lender's satisfaction, the conditions set forth in Section 3.7, provide Lender with the following documents at the following times in form satisfactory to Lender:

Weekly (i) a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base as of such date, and

                           (ii) notice of all returns, disputes, or claims.

6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Lender:

                           (a) as soon as available, but in any event within 45
days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) during each of Parent's fiscal years (provided, that if and when Parent's systems are able to generate monthly financials, Parent shall deliver such monthly financials within 30 days (45 days in the case of a month that is the end of one of the first three (3) fiscal quarters in a fiscal year) after the end of each month during each of Parent's fiscal years),

                           (i) a company prepared consolidated balance sheet,
                  income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period,

                           (ii) a certificate signed by the chief financial
                  officer of Parent to the effect that:

                                    A. the financial statements delivered
                           hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and its Subsidiaries,

                                    B. the representations and warranties of
                           Borrowers contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                                    C. there does not exist any condition or
                           event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto), and

                           (iii) for each month that is the end of a fiscal
                  quarter on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20,

                           (b) as soon as available, but in any event within 90
days after the end of each of Parent's fiscal years,

                           (i) financial statements of Parent and its
                  Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                           (ii) a certificate of such accountants addressed to
                  Lender stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.20,

                           (c) as soon as available, but in any event within 30
days prior to the start of each of Parent's fiscal years,

                           (i) copies of Borrowers' Operating Budget, in form
                  and substance (including as to scope and underlying assumptions) reasonably satisfactory to Lender, in its Permitted Discretion, for the forthcoming three (3) years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Parent as being such officer's good faith best estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby,

                           (d) if and when filed by any Borrower,

                           (i) 10-Q quarterly reports, Form 10-K annual reports,
                  and Form 8-K current reports,

                           (ii) any other filings made by any Borrower with the
                  SEC,

                           (iii) copies of Borrowers' federal income tax
                  returns, and any amendments thereto, filed with the Internal Revenue Service (or, if applicable, Borrowers' tax returns filed with the United Kingdom tax authorities), and

                           (e) if and when provided, any other information that
is provided by Parent to its shareholders generally,

                           (f) if and when filed by any Borrower and as
requested by Lender, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) any Borrower conducts business or is required to pay any such excise tax, (ii) where any Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of any Borrower, or (iii) where any Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

                           (g) as soon as a Borrower has knowledge of any event
or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrowers propose to take with respect thereto,

                           (h) as soon as available, but in any event within 15
days after the end of each month during each of Parent's fiscal years, a monthly flash report detailing Parent's revenues for each such month, and

                           (i) upon the request of Lender, any other report
reasonably requested relating to the financial condition of Borrowers.

                  In addition to the financial statements referred to above, Borrowers agree to deliver financial statements prepared on both a consolidated and consolidating basis and that no Borrower, or any Subsidiary of a Borrower, will have a fiscal year different from that of Parent. Borrowers agree that their independent certified public accountants are authorized to communicate with Lender and to release to Lender whatever financial information concerning Borrowers that Lender reasonably may request. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agree that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

         6.4 GUARANTOR REPORTS. Cause each Guarantor to deliver its annual financial statements at the time when Parent provides its audited financial statements to Lender and copies of all federal income tax returns and, if applicable, United Kingdom tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

         6.5 [INTENTIONALLY OMITTED].

         6.6 MAINTENANCE OF PROPERTIES. Maintain and preserve all of their properties which are necessary to or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted, and materially comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

         6.7 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrowers or any of their assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrowers will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes (and, if applicable, United Kingdom taxes, national insurance and other contributions), and will, upon request, furnish Lender with proof satisfactory to Lender indicating that the applicable Borrower has made such payments or deposits. Borrowers shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which any Borrower is required to pay any such excise tax.

         6.8 INSURANCE.

                           (a) At Borrowers' expense, maintain insurance
respecting their property and assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrowers also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrowers shall deliver copies of all such policies to Lender with a satisfactory lender's loss payable endorsement naming Lender as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

                           (b) Administrative Borrower shall give Lender prompt
notice of any loss covered by such insurance. Lender shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $100,000, without any liability to Borrowers whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Lender to be applied at the option of Lender either to the prepayment of the Obligations or shall be disbursed to Administrative Borrower under staged payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

                           (c) Borrowers shall not take out separate insurance
concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Lender is included thereon as named insured with the loss payable to Lender under a lender's loss payable endorsement or its equivalent. Administrative Borrower immediately shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

         6.9 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on Schedule 5.5; provided, however, that Administrative Borrower may amend Schedule 5.5 so long as such amendment occurs by written notice to Lender not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States of America, and so long as, at the time of such written notification, the applicable Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens on such assets and also provides to Lender a Collateral Access Agreement.

         6.10 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act (and, if applicable, relevant United Kingdom employment legislation), other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

         6.11 LEASES. Pay when due all rents and other amounts payable under any leases to which any Borrower is a party or by which any Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

         6.12 BROKERAGE COMMISSIONS. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrowers' obtaining financing from Lender under this Agreement. Borrowers agree and acknowledge that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrowers, and each Borrower agrees to indemnify, defend, and hold Lender harmless from and against any claim of any broker or finder arising out of Borrowers' obtaining financing from Lender under this Agreement.

         6.13 EXISTENCE. At all times preserve and keep in full force and effect each Borrower's valid existence and, except for any failure which could not reasonably be expected to result in a Material Adverse Change, good standing (where applicable) and any rights and franchises material to Borrowers' businesses.

         6.14 ENVIRONMENTAL.

                           (a) Keep any property either owned or operated by any
Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests, (c) promptly notify Lender of any release of a Hazardous Material of any reportable quantity from or onto property owned or operated by any Borrower and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Lender with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Borrower, (ii) commencement of any Environmental Action filed against any Borrower or notice that an Environmental Action will be filed against any Borrower, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

         6.15 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Lender if any written information, exhibit, or report furnished to Lender contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

         6.16 INTELLECTUAL PROPERTY RIGHTS.

                           (a) Each Borrower agrees that, should it obtain an
ownership interest in any Intellectual Property Right which is not now a part of the Collateral, (i) any such Intellectual Property Right shall automatically become Collateral and (ii) with respect to any ownership interest in any material Intellectual Property Right that Borrower should obtain, it shall give prompt written notice thereof to Lender in accordance with Section 12 hereof. Each Borrower authorizes Lender to modify this Agreement by amending Schedule 5.16(a) (and will cooperate reasonably with Lender in effecting any such amendment) to include any Intellectual Property Right which becomes part of the Collateral under this Section.

                           (b) With respect to material Borrower Intellectual
Property Rights, each Borrower agrees, subject to the last sentence of this subsection, to take all necessary steps, including, without limitation, making all necessary payments and filings in connection with registration, maintenance, and renewal of Copyrights (at least with respect to the Required Library), trademarks, and patents in the U.S. Copyright Office, the U.S. Patent and Trademark Office, the United Kingdom Patent Office, any other appropriate government agencies in foreign jurisdictions or in any court, to maintain each such Borrower Intellectual Property Right. Each Borrower agrees to take corresponding steps with respect to each new or acquired material Intellectual Property Right to which it is now or later becomes entitled. Any expenses incurred in connection with such activities shall be borne solely by Borrowers. Each Borrower shall not discontinue use of or otherwise abandon any Intellectual Property Right without the written consent of Lender, unless such Borrower shall have previously determined that such use or the pursuit or maintenance of such registration is no longer desirable in the conduct of Borrower's business and that the loss thereof will not cause a Material Adverse Change, in which case, such Borrower will give notice of any such abandonment to Lender pursuant to the terms of Section 12 hereof.

                           (c) Each Borrower will continue to take all actions
reasonably necessary to protect such Borrower's material Intellectual Property Rights (other than Copyrights, (which are covered by subsection (f) below), including such steps as are set forth in Sections 5.16(a) and (b) above. Except with respect to consulting arrangements where a Borrower develops software for a consulting client and retains the license to use the same, each Borrower further agrees to give Lender prompt written notice in accordance with Section 12 hereof if such Borrower enters into any agreements after the Closing Date pursuant to which it grants any right to a third party to use or access the source code of any material computer software programs or applications of which such Borrower is the owner or licensee. Each Borrower authorizes Lender to modify this Agreement by amending Schedule 5.16(b) (and will cooperate reasonably with Lender in effecting any such amendment) to include any such additional license grant(s).

                           (d) Each Borrower agrees to notify Lender promptly
and in writing if it learns (i) that any item of the Intellectual Property Rights contained on Schedule 5.16(a) may be determined to have become abandoned or dedicated or (ii) of any adverse determination or the institution of any proceeding (including the institution of any proceeding in the U.S. Copyright Office, U.S. Patent and Trademark Office, the United Kingdom Patent Office and any other appropriate government agencies in foreign jurisdictions, or any court) regarding any item of the Intellectual Property Rights that would cause a Material Adverse Change.

                           (e) In the event that any Borrower becomes aware that
any item of the Intellectual Property Rights is infringed or misappropriated by a third party, such Borrower shall promptly notify Lender and shall take such actions as Borrowers and Lender deem appropriate under the circumstances to protect such Intellectual Property Rights, including suing for infringement or misappropriation and for an injunction against such infringement or misappropriation, unless any such infringement or misappropriation would not cause a Material Adverse Change. Any expense incurred in connection with such activities shall be borne solely by Borrowers.

                           (f) On the 15th day of each month, each Borrower
shall deliver to Lender documentation reasonably satisfactory to Lender identifying the Copyrights, whether created or acquired before or after the Closing Date, comprising the Required Library (including any supporting documentation relating to the composition of the Required Library), and the percentage of the aggregate amount of revenues generated for the preceding month by and/or arising from each such Copyright. No more than ten (10) days following each such date of determination, each Borrower shall (a) file applications and take any and all other actions necessary to register or record a transfer of ownership, as applicable, to Borrower on an expedited basis (if expedited processing is available in accordance with the applicable regulations and procedures of the U.S. Copyright Office and any similar office of any other jurisdiction in which Copyrights are used) each such Copyright comprising the Required Library which on the applicable date of determination is not already the subject of a valid registration or an application therefor diligently prosecuted with the U.S. Copyright Office (or any similar office of any other jurisdiction in which Copyrights are used) identifying such Borrower as the sole claimant thereof in a manner sufficient to impart constructive notice of such Borrower's ownership thereof, and (b) cause to be prepared, executed, and delivered to Lender, with sufficient time to permit Lender to record no later than the last Business Day within (ten) 10 days following the date of registration of or recordation of transfer of ownership, as applicable, to the applicable Borrower of such Copyrights, a Copyright Security Agreement or supplemental schedules to the Copyright Security Agreement reflecting the security interest of Lender in such Copyrights, which supplemental schedules shall be in form and content suitable for registration with the U.S. Copyright Office (or any similar office of any other jurisdiction in which Copyrights are used) so as to give constructive notice, when so registered, of the transfer by such Borrower to Lender of a security interest in such Copyrights.

                           (g) Each Borrower shall maintain copies of all source
and object code for all software utilized in its business operations at safe and secure offsite locations reasonably acceptable to Lender, and shall, at the request of Lender, advise the operators of such locations of Lender's security interest in such software, shall keep Lender fully informed of each such location, and shall maintain the currency of all such software stored offsite.

         6.17 CLEANUP OF CERTAIN INTELLECTUAL PROPERTY. On or prior to the date that is thirty (30) days after the Closing Date, Borrowers shall prepare and deliver, or cause to be delivered, to the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable, in good faith in accordance with the procedures and regulations of such office all documents, instruments or other information necessary for accurate and proper recordation of: (a) the assignment by Illumitek, Inc. to SPSS, Inc. of U.S. Patent No. 6,492,989; (b) the assignment by Illumitek, Inc. to SPSS, Inc. of any right, title and interest in or to the term "nVIZn," and (c) the release of a security interest in the Copyrights granted Continental Bank N.A. (Chicago). Following such delivery, Borrowers shall promptly provide to Lender reasonable documentation of such delivery, including verification of receipt by the applicable entity.

         6.18 REGISTRATION OF CERTAIN INTELLECTUAL PROPERTY.

                           (a) On or prior to the date that is ten (10) Business
Days after the Closing Date, Borrowers shall prepare and deliver, or cause to be delivered, to the U.S. Patent and Trademark Office in good faith in accordance with the procedures and regulations, all necessary filings and payments of the U.S. Patent and Trademark Office: (i) to register on the Principal Register that certain trademark "SPSS," and (ii) to file an Intent-to-Use application for the term "nVizn."

                           (b) On or prior to the date that is ten (10) Business
Days after the Closing Date, Borrowers shall prepare and deliver, or cause to be delivered, to the Office of Harmonization in the Internal Market, or other applicable counterpart entity to the U.S. Patent and Trademark Office in the European Community, in good faith in accordance with the procedures and regulations of such office, all necessary payments and filings to register that certain trademark "AnswerTree."

         6.19 PROCEEDS FROM PERMITTED DISPOSITIONS. Notwithstanding anything to the contrary contained in this Agreement, each Borrower shall remit any proceeds that such Borrower receives from any Permitted Dispositions to Lender to be applied by Lender in accordance with Section 2.4(b).

7. NEGATIVE COVENANTS.

                  Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrowers will not and will not permit any of the Restricted Subsidiaries to do any of the following:

         7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                           (a) Indebtedness evidenced by this Agreement and the
other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;

                           (b) Indebtedness set forth on Schedule 5.20;

                           (c) Permitted Purchase Money Indebtedness;

                           (d) refinancings, renewals, or extensions of
Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as:
(i) the terms and conditions of such refinancings, renewals, or extensions do not, in Lender's reasonable judgment, materially impair the prospects of repayment of the Obligations by Borrowers or materially impair Borrowers' creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended or add one or more of the Borrowers as liable with respect thereto if such additional Borrowers were not liable with respect to the original Indebtedness, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness;

                           (e) Indebtedness comprising Permitted Investments.

         7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

         7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES.

                           (a) Except for Permitted Acquisitions, enter into any
merger, consolidation, reorganization, recapitalization, or reclassify its Stock, or purchase all or substantially all of the assets of any other Person; provided, that any Borrower or Restricted Subsidiary may merge or consolidate with any other Borrower or Restricted Subsidiary so long as (i) a Borrower or Restricted Subsidiary is the surviving or continuing corporation and (ii) no Default or Event of Default exists or would result therefrom.

                           (b) Liquidate, wind up, or dissolve itself (or suffer
any liquidation or dissolution).

         7.4 DISPOSAL OF ASSETS. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of any Borrower without Lender's prior written consent (it being understood and agreed that Lender and Borrowers shall consult in good faith with respect to any request for such consent).

         7.5 CHANGE NAME. Change any Borrower's name, FEIN, corporate structure or identity, or add any new fictitious name; provided, however, that a Borrower may change its name upon at least 30 days' prior written notice by Administrative Borrower to Lender of such change and so long as, at the time of such written notification, such Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Lender's Liens.

         7.6 GUARANTEE. Unless otherwise permitted under clause (d) or (f) of the definition of Permitted Investments, guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrowers or which are transmitted or turned over to Lender.

         7.7 NATURE OF BUSINESS. Make any change in the principal nature of Borrowers' business.

         7.8 PREPAYMENTS AND AMENDMENTS.

                           (a) Except in connection with a refinancing permitted
by Section 7.1(d), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Borrower, other than the Obligations in accordance with this Agreement, and

                           (b) Except in connection with a refinancing permitted
by Section 7.1(d), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b) or (c).

         7.9 [INTENTIONALLY OMITTED].

         7.10 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

         7.11 DISTRIBUTIONS. Other than distributions or declaration and payment of dividends by a Borrower or Restricted Subsidiary to another Borrower or Restricted Subsidiary, make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of any Borrower's Stock, of any class, whether now or hereafter outstanding;

         7.12 ACCOUNTING METHODS. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrowers' accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding the Collateral or Borrowers' financial condition.

         7.13 INVESTMENTS. Except for Permitted Investments, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that the Borrowers and the Restricted Subsidiaries shall not have Permitted Investments (other than in the Cash Management Accounts) in deposit accounts or Securities Accounts in excess of $200,000 outstanding at any one time unless such Borrower or Restricted Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements or similar arrangements governing such Permitted Investments, as Lender shall determine in its Permitted Discretion, to perfect (and further establish) the Lender's Liens in such Permitted Investments.

         7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Borrower or Restricted Subsidiary except for transactions that are in the ordinary course of Borrowers' or Restricted Subsidiary's business, upon fair and reasonable terms, that are fully disclosed to Lender, and that are no less favorable to Borrowers or Restricted Subsidiaries than would be obtained in an arm's length transaction with a non-Affiliate.

         7.15 SUSPENSION. Suspend or go out of a substantial portion of its business.

         7.16 [INTENTIONALLY OMITTED]

         7.17 USE OF PROCEEDS. Use the proceeds of the Advances and the Term Loan for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

         7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without Administrative Borrower providing 30 days prior written notification thereof to Lender and so long as, at the time of such written notification, the applicable Borrower or Restricted Subsidiary provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens and also provides to Lender a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent.

         7.19 SECURITIES ACCOUNTS. Establish or maintain any Securities Account unless Lender shall have received a Control Agreement in respect of such Securities Account. Borrowers agree to not transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrowers may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

         7.20 FINANCIAL COVENANTS.

                           (a) Fail to maintain:

                           (i) MINIMUM EBITDA. EBITDA, measured on a fiscal
                  quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto;


          Applicable Amount                                     Applicable Period
          -----------------                                     -----------------
             $ 2,580,000                                      For the 3 month period
                                                              ending March 31, 2003

             $ 7,540,000                                      For the 6 month period
                                                               ending June 30, 2003
             $14,340,000                                      For the 9 month period
                                                            ending September 30, 2003

             $22,380,000                                     For the 12 month period
                                                             ending December 31, 2003

 An amount determined by Lender based                        For each 12 month period
       on the Operating Budget delivered              ending each fiscal quarter thereafter
      pursuant to Section 6.3(c)
satisfactory to Lender; provided that
   if Lender does not receive such
  Operating Budget or Borrowers and
 Lender cannot agree (for any reason)
 on covenants acceptable to Borrowers
   and Lender, then the applicable
     amount shall be $22,380,000.

                           (ii) MINIMUM RECURRING MAINTENANCE REVENUES. For each
                  12 month period, measured on a quarterly basis, a minimum of
                  (a) $27,500,000 in United States Recurring Maintenance Revenues and (b) $60,000,000 in worldwide Recurring Maintenance Revenues.

                           (b) Make:

                           (i) CAPITAL EXPENDITURES. Capital expenditures in
                  excess of $10,800,000 during fiscal year 2003. The covenants for fiscal years 2004, 2005 and 2006 will be determined by Lender based on the Operating Budget delivered pursuant to
                  Section 6.3(c) satisfactory to Lender; provided that if Lender does not receive such Operating Budget or Borrowers and Lender cannot agree (for any reason) on covenants acceptable to Borrowers and Lender, then the applicable amount shall be $10,800,000.

         7.21 BILLING PRACTICES. Make any change to their billing practices which could have a material adverse effect upon the value of the Recurring Maintenance Revenues or which could otherwise result in a Material Adverse Change.

         7.22 AOL AGREEMENT. Make any payments to AOL with respect to the AOL Agreement unless (a) no Default or Event of Default shall have occurred and be continuing and (b) the sum of Excess Availability plus Borrowers' unrestricted cash held in accounts in the United States of America exceeds (i) $2,000,000 (if the conditions set forth in Section 3.7 have not been fulfilled to Lender's satisfaction) or (B) $4,000,000 (if the conditions set forth in Section 3.7 have been fulfilled to Lender's satisfaction), in each of cases (a) and (b), both before and immediately after giving effect to any such payment.

         7.23 INACTIVE SUBSIDIARIES. Each Inactive Subsidiary will not incur any Indebtedness or other material liabilities, conduct any material operations or business or own or acquire any material assets or properties.

8. EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

         8.1 If Borrowers fail to pay when due and payable or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations);

         8.2 If (a) Borrowers fail to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.2 or 6.3 and such failure or neglect continues for a period of five (5) days after the date on which such failure or neglect first occurs, or (b) Borrowers fail to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in any other section of this Agreement or in any of the other Loan Documents; provided, however, that if, during any applicable period, such failure is a failure to maintain the minimum EBITDA level specified in Section 7.20(a)(i) for such applicable period (an "EBITDA Default"), then such failure will not constitute an Event of Default, so long as (i) Borrowers prepay to Lender the outstanding Obligations hereunder (applied first to the outstanding principal balance of the Term Loan (in the inverse order of the maturity of installments due thereunder), second, to any outstanding B Advances (in the inverse order of maturity), and third to outstanding A Advances (in the inverse order of maturity), within three (3) Business Days of the occurrence of such EBITDA Default, in an amount equal to the lesser of (A) $5,000,000 and (B) the aggregate Obligations outstanding hereunder (provided that Term Loan Amount shall be reduced, dollar for dollar, to the extent that the Term Loan is prepaid pursuant to this Section 8.2 (it being understood and agreed that, in accordance with and pursuant to Section 2.1(e), A Advances and B Advances paid hereunder may be reborrowed)), (ii) the level of EBITDA maintained is at least 85% of the minimum level specified in Section 7.20(a)(i) for such applicable period, and
(iii) no prior EBITDA Default has occurred during such fiscal year (it being understood that this proviso shall only apply to the relevant applicable period in which such EBITDA Default occurred); provided, further, that, during any period of time that any such failure or neglect of Borrowers referred to in this
Section 8.2 exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace period or the pre-condition of the giving of a notice, the Lender shall be relieved of its obligation to extend any credit under this Agreement;

         8.3 If any material portion of any Borrower's or any Restricted Subsidiary's assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

         8.4 If an Insolvency Proceeding is commenced by any Borrower or any Restricted Subsidiary;

         8.5 If an Insolvency Proceeding is commenced against any Borrower, or any Restricted Subsidiary, and any of the following events occur: (a) the applicable Borrower or Restricted Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligation to extend credit hereunder, (d) an interim trustee (or, if applicable, a trustee, an administrator, administrative or other receiver or similar officer) is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Borrower or Restricted Subsidiaries, or (e) an order for relief shall have been entered therein;

         8.6 If any Borrower or any Restricted Subsidiary is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         8.7 If a notice of Lien, levy, or assessment is filed of record with respect to any Borrower's or any Restricted Subsidiary's assets, where the obligation giving rise to the Lien, levy or assessment is in excess of $50,000, by the United States of America or, if applicable, the United Kingdom, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any Borrower's or any Restricted Subsidiary's assets and the same is not paid before such payment is delinquent;

         8.8 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of any Borrower's or any Restricted Subsidiary's assets;

         8.9 If there is a default in any material agreement involving an amount in excess of $50,000 to which any Borrower or any Restricted Subsidiary is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the applicable Borrower's or Restricted Subsidiary's obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

         8.10 If any Borrower or any Restricted Subsidiary makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

         8.11 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to Lender by any Borrower or Restricted Subsidiary, or any officer, employee, agent, or director of any Borrower or Restricted Subsidiary;

         8.12 If the obligation of any Guarantor under its Guaranty is limited or terminated by operation of law or by such Guarantor thereunder;

         8.13 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby; or

         8.14 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Borrower, or a proceeding shall be commenced by any Borrower, or by any Governmental Authority having jurisdiction over any Borrower, seeking to establish the invalidity or unenforceability thereof, or any Borrower shall deny that any Borrower has any liability or obligation purported to be created under any Loan Document.

         8.15 If any Change of Control shall occur.

9. THE LENDER'S RIGHTS AND REMEDIES.

         9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Borrowers:

                           (a) Declare all Obligations, whether evidenced by
this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                           (b) Cease advancing money or extending credit to or
for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and Lender;

                           (c) Terminate this Agreement and any of the other
Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender's Liens in the Collateral and without affecting the Obligations;

                           (d) Settle or adjust disputes and claims directly
with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit the Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

                           (e) Cause Borrowers to hold all returned Inventory in
trust for Lender, segregate all returned Inventory from all other assets of Borrowers or in Borrowers' possession and conspicuously label said returned Inventory as the property of Lender;

                           (f) Without notice to or demand upon any Borrower or
Guarantor, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Each Borrower agrees to assemble the Personal Property Collateral if Lender so requires, and to make the Personal Property Collateral available to Lender at a place that Lender may designate which is reasonably convenient to both parties. Each Borrower authorizes Lender to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender's determination appears to conflict with the Lender's Liens and to pay all expenses incurred in connection therewith and to charge Borrowers' Loan Account therefor. With respect to any of Borrowers' owned or leased premises, each Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                           (g) Without notice to any Borrower (such notice being
expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by Lender (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of any Borrower held by Lender;

                           (h) Hold, as cash collateral, any and all balances
and deposits of any Borrower held by Lender, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

                           (i) Ship, reclaim, recover, store, finish, maintain,
repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Each Borrower hereby grants to Lender a license or other right to use, without charge, such Borrower's labels, patents, Copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and such Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

                           (j) Sell the Personal Property Collateral at either a
public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers' premises) as Lender determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                           (k) Lender shall give notice of the disposition of
the Personal Property Collateral as follows:

                           (i) Lender shall give Administrative Borrower (for
                  the benefit of the applicable Borrower) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made; and

                           (ii) The notice shall be personally delivered or
                  mailed, postage prepaid, to Administrative Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                           (l) Lender may credit bid and purchase at any public
sale;

                           (m) Lender may seek the appointment of a receiver,
administrator or administrative receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver, administrator or administrative receiver without the requirement of prior notice or a hearing;

                           (n) Lender shall have all other rights and remedies
available to it at law or in equity pursuant to any other Loan Documents; and

                           (o) Any deficiency that exists after disposition of
the Personal Property Collateral as provided above will be paid immediately by Borrowers. Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to Administrative Borrower (for the benefit of the applicable Borrower).

         9.2 REMEDIES CUMULATIVE. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10. TAXES AND EXPENSES.

                  If any Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its sole discretion and without prior notice to any Borrower, may do any or all of the following:
(a) make payment of the same or any part thereof, (b) set up such reserves in Borrowers' Loan Account as Lender deems necessary to protect Lender from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11. WAIVERS; INDEMNIFICATION.

         11.1 DEMAND; PROTEST. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which any such Borrower may in any way be liable.

         11.2 LENDER'S LIABILITY FOR COLLATERAL. Each Borrower hereby agrees that: (a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

         11.3 INDEMNIFICATION. Each Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12. NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by Borrowers or Lender to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as the Administrative Borrower or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrowers in care of Administrative Borrower or to Lender, as the case may be, at its address set forth below:

                  If to Administrative
                  Borrower:              SPSS INC.
                                         233 South Wacker Drive
                                         Chicago, IL  60606
                                         Attn: Richard Parenti and Anthony Ciro
                                         Fax No. 312-264-3650

                  with copies to:        ROSS & HARDIES
                                         Suite 2500, 150 North Michigan Avenue
                                         Chicago, IL  60601
                                         Attn: David S. Guin, Esq.
                                         Fax No. 312-750-8600

                  If to Lender:          FOOTHILL CAPITAL CORPORATION
                                         One Boston Place, 18th Floor
                                         Boston, MA 02108
                                         Attn: Business Finance Division Manager
                                         Fax No.: 617-523-5839

                                         MORRISON & FOERSTER LLP
                                         1290 Avenue of the Americas, 41st Floor
                                         New York, New York 10104-0050
                                         Attn: Mark B. Joachim, Esq.
                                         Fax No: 212-468-7900

                  Lender and Borrowers may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Lender in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING GIVING EFFECT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                  (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWERS AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

                  BORROWERS AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWERS AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

         14.1 ASSIGNMENTS AND PARTICIPATIONS.

                           (a) Lender may assign and delegate to one or more
assignees (each an "Assignee") all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Loan Documents; provided, however, that Borrowers may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower by Lender and the Assignee an appropriate assignment and acceptance agreement.

                           (b) From and after the date that Lender provides
Administrative Borrower with such written notice and executed assignment and acceptance agreement, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the assigned and delegated rights and obligations of Lender under the Loan Documents, and
(ii) Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned and delegated by it pursuant to such assignment and acceptance agreement, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an assignment and acceptance agreement covering all or the remaining portion of Lender's rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrowers and the Assignee.

                           (c) Immediately upon Borrower's receipt of such fully
executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom.

                           (d) Lender may at any time sell to one or more
commercial banks, financial institutions, or other Persons not Affiliates of Lender (a "Participant") participating interests in Obligations and the other rights and interests of Lender hereunder and under the other Loan Documents; provided, however, that (i) Lender shall remain the "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is


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participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrowers hereunder shall be determined as if Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through Lender and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to Borrowers, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lender.

                           (e) In connection with any such assignment or
participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrowers or Borrowers' business.

                           (f) Any other provision in this Agreement
notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lender shall release any Borrower from its Obligations. Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to
Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by any Borrower is required in connection with any such assignment.

15. AMENDMENTS; WAIVERS.

         15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by Lender and Administrative Borrower (on behalf of all Borrowers) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which was given.

         15.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Lender to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16. GENERAL PROVISIONS.

         16.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrowers and Lender.

         16.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

         16.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

         16.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         16.5 WITHHOLDING TAXES. All payments made by Borrowers hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of Lender, or (ii) to the extent that such tax results from a change in the circumstances of Lender, including a change in the residence, place of organization, or principal place of business of Lender, or a change in the branch or lending office of Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section
16.5 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrowers shall not be required to increase any such amounts payable to Lender if the increase in such amount payable results from Lender's own willful misconduct or gross negligence. Borrowers will furnish to Lender as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrowers.

         16.6 AMENDMENTS IN WRITING. This Agreement only can be amended by a writing signed by Lender and each of Borrowers.

         16.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

         16.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by any Borrower or Guarantor or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrowers or Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         16.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

         16.10 PARENT AS AGENT FOR BORROWERS. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Lender shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Lender with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce Lender to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against Lender by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) Lender's relying on any instructions of the Administrative Borrower, or (c) any other action taken by Lender hereunder or under the other Loan Documents, except that Borrowers will have no liability to any Lender-Related Person under this Section 16.10 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Lender-Related Person.

         16.11 DETERMINATIONS; JUDGMENT CURRENCY.

                           (a) This is an international financial transaction in
which the specification of a currency and payment in New York City is of the essence. Dollars shall be the currency of account in the case of all payments pursuant to or arising under this Agreement or under any other Loan Document, and all such payments shall be made to the Lender's Account in immediately available funds. To the fullest extent permitted by applicable law, the Obligations of each Borrower to Lender under this Agreement and under the other Loan Documents shall not be discharged by any amount paid in any other currency or in any other manner than to the Lender's Account to the extent that the amount so paid after conversion under this Agreement and transfer to the Lender's Account does not yield the amount of Dollars in New York City due under this Agreement and under the other Loan Documents. If, for the purposes of obtaining or enforcing judgment against Borrowers in any court in any jurisdiction in connection with this Agreement or any Loan Document, it becomes necessary to convert into any other currency (such other currency being referred to as the "Judgment Currency") an amount due under this Agreement or any Loan Document in Dollars other than Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (a) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that would give effect to such conversion being made on such date, or (b) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 16.11 being hereinafter referred to as the "Judgment Conversion Date").

                           (b) If, in the case of any proceeding in the court of
any jurisdiction referred to in subsection (a) above, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, Borrowers shall pay such additional amount (if any and in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. The term "rate of exchange" in this Section means the spot rate of exchange at which Lender would, on the relevant date at or about 12:00 noon (California time), be prepared to sell Dollars against the Judgment Currency.

                           (c) Any amount due from Borrowers under this Section
16.11 shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any Loan Document.

                           (d) Where any amount is denominated in Dollars under
this Agreement but requires for its determination an amount which is determined in another currency, Lender shall determine the applicable exchange rate in its sole discretion.



                           [Signature page to follow.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                       SPSS INC.,
                       a Delaware corporation, as Borrower

                       By:      /s/ Jack Noonan
                       Title:   President and Chief Executive Officer


                       FOOTHILL CAPITAL CORPORATION,
                       a California corporation, as Lender

                       By:      /s/ Bruce Rivers
                       Title:   Senior Vice President